UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ______)

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AMERCO

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS OF AMERCO

DATE: Thursday, August 29, 2013

TIME: 9 a.m. PDT/12 noon EDT

PLACE: U-Haul Central Towers

2721 N. Central Avenue, Phoenix, Arizona 85004

and webcast live at amerco.com

Dear Fellow Stockholders:	July __, 2013

We look forward to the 2013 Annual Meeting of Stockholders (“2013 Annual Meeting”) of AMERCO (the “Company”) and are pleased to once again offer our meeting materials over the internet and to webcast this annual meeting. We believe that using the internet to distribute our materials and to host the meeting will allow more stockholders to participate in the meeting. We also expect that this approach will lower costs associated with the meeting and is consistent with our environmental sustainability initiatives.

During the meeting, five proposals will be presented for your consideration and approval:

Proposal 1:The amendment and restatement of the Company’s Articles of Incorporation to (i) eliminate the Company’s staggered (or “classified”) Board and replace it with a Board of Directors with a one-year term for each member; (ii) add a director, officer and agent  indemnification provision to the Company’s Articles of Incorporation, requiring indemnification to the fullest extent permitted by law; (iii) eliminate any specific terms or conditions of any preferred stock or serial common stock, but continue to authorize serial common stock and preferred stock; and (iv) make such additional changes as indicated in the proposed Amended and Restated Articles of Incorporation attached at Exhibit B.

Proposal 2: An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement.

Proposal 3: The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014.

Proposal 4: A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board of Directors (the “Board”) and executive officers of the Company with respect to AMERCO and its subsidiaries, for the fiscal year ended March 31, 2013.

Proposal 5:If Proposal 1 is approved, elect the following directors, each to hold office and serve as a member of the Board of Directors until the 2014 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, Charles J. Bayer, John P. Brogan, John M. Dodds, Michael L. Gallagher, Daniel R. Mullen and James P. Shoen; if Proposal 1 is not approved at this meeting, re-elect two Class III directors, John M. Dodds and James P. Shoen, and elect one Class II director, James E. Acridge.

I encourage you to read this proxy statement for more information on each of these proposals, and to vote on each proposal.

In addition, stockholders may also vote on any other business as may properly come before the 2013 Annual Meeting or any continuation, postponement or adjournment thereof. On such other business, to the maximum extent allowed by the SEC’s proxy and NASDAQ rules, any proxy holders will vote as they determine in their discretion.

I encourage stockholders to participate in the 2013 Annual Meeting via the webcast, in order to reduce the carbon footprint attributable to the meeting. I also encourage you to vote, whether or not you attend or participate in the meeting. The Board has fixed the close of business on July 1, 2013 as the record date for determination of stockholders entitled to notice of and to vote at the 2013 Annual Meeting or any adjournment or postponement thereof. If you vote over the internet or telephone, your vote must be received by 11:59 p.m. Eastern Time on August __, 2013 to be counted. Mail-in ballots should be mailed by August __, 2013.

Sincerely yours,

/s/ Edward J. Shoen

Edward J. Shoen

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, AUGUST 29, 2013

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of AMERCO, a Nevada corporation (the “Company”), with respect to the 2013 Annual Meeting of Stockholders of AMERCO and any adjournment thereof (the “Annual Meeting”). The matters to be voted upon at the Annual Meeting are:

(i)                           the amendment and restatement of the Company’s Articles of Incorporation to: eliminate the Company’s staggered (or “classified”) Board and replace it with a Board with a one-year term for each member; add a director, officer and agent  indemnification provision to the Company’s Articles of Incorporation, requiring indemnification to the fullest extent permitted by law; eliminate any specific terms or conditions of any preferred stock or serial common stock, but continue to authorize serial common stock and preferred stock; and make such additional changes as indicated in the proposed Amended and Restated Articles of Incorporation attached at Exhibit B;

(ii)                          an advisory vote to approve the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement;

(iii)                        the ratification of the appointment of BDO USA, LLP as the Company’s independent Registered Public Accounting Firm for the fiscal year ending March 31, 2014 (“Fiscal 2014”);

(iv)                       a proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers with respect to AMERCO and its subsidiaries, for the fiscal year ended March 31, 2013 (“Fiscal 2013”) and

(v)                         if Proposal 1 is approved, elect the following directors, each to hold office and serve as a member of the Board until the 2014 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, Charles J. Bayer, John P. Brogan, John M. Dodds, Michael L. Gallagher, Daniel R. Mullen and James P. Shoen; if Proposal 1 is not approved at this meeting, re-elect two Class III directors, John M. Dodds and James P. Shoen, and elect one Class II director, James E. Acridge.

The Notice of Internet Availability of Proxy Materials (the “Notice”) is first being sent to stockholders on or about July ___, 2013. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on July ___, 2013.

The Board has fixed the close of business on July 1, 2013 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof (the “Record Date”). As of the Record Date, there were _____________ shares of common stock outstanding and entitled to vote.

Why am I being provided with these materials?

Owners of record of AMERCO common stock as of the close of business on the Record Date are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders in connection with the Annual Meeting.

Why have I received a Notice of Internet Availability of Proxy Materials?

In accordance with applicable laws and regulations, we are permitted to furnish proxy materials to our stockholders on the internet, in lieu of mailing printed copies of the documents.  You will not receive a printed copy of the proxy materials, unless you request a printed copy. The Notice instructs you as to how to access the proxy materials on the internet. The Notice also instructs you as to how to vote. However, if you would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.  You may also download or print these materials, or any portion thereof, from any computer with internet access and a printer.

Who can vote in connection with the Annual Meeting?

You may vote if you were the record or beneficial owner of AMERCO common stock as of the close of business on the Record Date.  As of the Record Date, there were _____________ shares of common stock outstanding and entitled to vote.

How do I attend the Annual Meeting?

The Annual Meeting will be webcast live over the internet at amerco.com and will be hosted at the U-Haul Central Towers, 2721 N. Central Avenue, Phoenix, Arizona 85004, at 9:00 a.m., local time, on August 29, 2013.  Rather than physically attending the Annual Meeting, we encourage stockholders to attend the Annual Meeting via the live webcast. We believe this is one way to reduce the carbon footprint attributable to the Annual Meeting. In-person attendance at the Annual Meeting is limited to stockholders as of the Record Date or their legal proxies, and valid photo identification and a copy of such proxy, if applicable, is required for any such attendee. If your shares are held in “street name” (for instance, through a brokerage firm or bank), you will also need to bring evidence of your beneficial ownership, such as a recent statement from your brokerage account. We discuss holders in “street name” in more detail below.

What am I voting on?

You are voting on:

Proposal 1:The amendment and restatement of the Company’s Articles of Incorporation to (i) eliminate the Company’s staggered (or “classified”) Board and replace it with a Board with a one-year term for each member; (ii) add a director, officer and agent  indemnification provision to the Company’s Articles of Incorporation, requiring indemnification to the fullest extent permitted by law; (iii) eliminate any specific terms or conditions of any preferred stock or serial common stock, but continue to authorize serial common stock and preferred stock; and (iv) make such additional changes as indicated in the proposed Amended and Restated Articles of Incorporation attached at Exhibit B.

Proposal 2: An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement.

Proposal 3: The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for Fiscal 2014.

Proposal 4: A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers of the Company with respect to AMERCO and its subsidiaries, for Fiscal 2013.

Proposal 5:If Proposal 1 is approved, elect the following directors, each to hold office and serve as a member of the Board until the 2014 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, Charles J. Bayer, John P. Brogan, John M. Dodds, Michael L. Gallagher, Daniel R. Mullen and James P. Shoen; if Proposal 1 is not approved at this meeting, re-elect two Class III directors, John M. Dodds and James P. Shoen, and elect one Class II director, James E. Acridge.

In addition, stockholders may also vote on any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. On such other business, to the maximum extent allowed by the Securities and Exchange Commission’s (“SEC’s”) proxy and NASDAQ rules, any proxy holders will vote as they determine in their discretion.

How does the Board recommend that I vote my shares?

The Board recommendations are as follows:

Proposal 1:The Board recommends a vote “FOR” such proposal;

Proposal 2:The Board recommends a vote “FOR” such proposal;

Proposal 3:The Board recommends a vote “FOR” such proposal,

Proposal 4:The Board recommends a vote “FOR” such proposal; and

Proposal 5:The Board recommends a vote “FOR” such proposal.

We encourage all stockholders to vote their shares.  If you own your shares pursuant to the AMERCO Employee Stock Ownership Plan (“ESOP”) and you do not vote, the ESOP Trustee will vote your shares on your behalf, in its discretion. If you own your shares in “street name” we encourage you to specifically direct your broker (or other record holder) to vote your shares by returning appropriate voting instructions which will be provided to you from such broker or other record holder. The Board is soliciting proxies from stockholders and directors, officers or other employees may assist in such effort by mail, email, telephone, facsimile or in person. We are not paying any specific third-party to solicit proxies on behalf of the Board, but should any costs arise related to the solicitation of proxies then the Company shall bear such costs. We will not provide compensation, other than usual compensation to our directors, officers and other employees who solicit proxies.

What types of votes are permitted on each Item?

Proposal 1:You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 2:You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 3:You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 4: You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 5:You may either vote “FOR” all the nominees to the Board, you may “WITHHOLD” for all nominees, or you may “WITHHOLD” your vote from any nominee you specify.

If you vote “ABSTAIN” (in the case of Proposals 1, 2, 3 or 4) or “WITHHOLD” in the case of Proposal 5, your vote will not be counted as votes cast on such Proposal.

How many votes are needed to approve each Item?

Proposal 1:There must be a “FOR” vote from the majority of votes cast and entitled to vote.

Proposal 2:There must be a “FOR” vote from the majority of votes cast and entitled to vote.

Proposal 3:There must be a “FOR” vote from the majority of votes cast and entitled to vote.

Proposal 4: There must be a “FOR” vote from the majority of votes cast and entitled to vote.

Proposal 5:If Proposal 1 is approved, the eight nominees receiving the most “FOR” votes will be elected; if Proposal 1 is not approved, the three nominees (two nominees in Class III and one nominee in Class II) receiving the most “FOR” votes will be elected.

How many votes must be present, whether in person or by proxy, to hold the Annual Meeting?

In order for the Annual Meeting to proceed, holders of one-third of the outstanding shares of common stock of the Company entitled to vote must be present, in person or by proxy, at the meeting.  This is referred to as a quorum.  Abstentions, withheld votes, and broker non-votes are included and counted for purposes of establishing a quorum at the meeting.

What are broker non-votes?

Broker non-votes occur with respect to shares held in “street name”, in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and does not have discretionary voting authority with respect to those shares.  Brokerage firms and banks are deemed to have discretionary voting authority to vote with respect to “routine” matters; however they do not have discretionary authority to vote on “non-routine” matters.  We believe that the following proposals will be considered “non-routine” and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives specific voting instructions from you: Proposal 1 (Amendment and Restatement of Articles of Incorporation), Proposal 2 (Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers), Proposal 4 (Stockholder Proposal to Ratify and Affirm the Decisions and Actions Taken by the Board and Executive Officers with respect to AMERCO and its Subsidiaries for Fiscal 2013) and Proposal 5 (Election of Directors). Broker non-votes will not be counted towards any of the foregoing proposals and will have no effect on the outcome of such proposals. However, broker non-votes (as well as “abstain votes”) will be counted towards the presence of a quorum.

What if my AMERCO shares are not registered directly in my name?

If the record owner of your shares is a brokerage firm or bank, then your shares are held in “street name”. If at the Record Date your shares were held in “street name” or you otherwise were not the record holder of such shares, then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.  You will receive the Notice and other proxy materials if requested, as well as voting instructions, directly from that organization. As discussed directly above, if you own your shares in “street name” and do not instruct your broker, banker or other designated record holder of the shares as to how to vote, such person or entity will only have discretion to vote on Proposal 3 which is considered to be a “routine” matter.  We encourage you to specifically direct your broker (or other designated record holder) as to how to vote your shares by returning your voting instructions form or other documents so requested from your broker.

If I am a stockholder of record of AMERCO, how do I cast my vote?

There are several ways to cast your vote:

•         You may vote over the internet, by going to proxyvote.com.  You will need to type in the control number indicated on your proxy card and follow the instructions.

•         You may vote over the telephone by dialing 1-800-690-6903 and follow the recorded instructions. You will need the control number indicated on your proxy card.

•         You may vote by mailing in the proxy card ballot.  To vote by mail, you must first request and obtain a paper copy of the materials, which will include a proxy card. Then, complete, sign and date your proxy card and mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

•         You may vote in person, at the commencement of the Annual Meeting.

If you vote over the internet or telephone, your vote must be received by 11:59 p.m. Eastern Time on August __, 2013 to be counted.  If you vote by mail, please ensure that your completed Proxy Card is mailed no later than August __, 2013.

How do I vote if I hold my stock through the AMERCO ESOP?

If you hold your stock through the ESOP, you may vote in the same manner as stockholders of record, as described immediately above. If you do not vote your stock held through the ESOP, the ESOP Trustee will vote your shares for you, in the Trustee’s discretion.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on the Record Date.

Who tabulates the votes cast at the Annual Meeting?

We have hired Broadridge Financial Solutions, Inc. or its designee (“Broadridge”) to tabulate the votes cast in connection with the Annual Meeting.  In addition, an employee of Broadridge or its designee will be present at the meeting to serve as the Inspector of Elections.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting.  If any other matters are properly brought before the Annual Meeting, all shares validly represented by proxies will be voted in accordance with the discretion of the appointed proxy holder.

What does it mean if I receive more than one Notice or Proxy Card?

If you receive more than one Notice or Proxy Card, your shares are owned in more than one name or in multiple accounts. In order to ensure that all of your shares are voted, you must follow the voting instructions included in each Notice and Proxy Card.

How will I know the voting results?

Preliminary voting results will be announced at the Annual Meeting.  Final results will be published on Form 8-K filed with the SEC shortly following the Annual Meeting.

How can I access the Proxy Statement and Annual Report electronically?

To access the Proxy Statement and Annual Report electronically, please visit proxyvote.com or the Company’s Investor Relations website, amerco.com. You may also consent to receive all future Company proxy statements and annual reports electronically via e-mail. To sign up for e-delivery, please go to amerco.com, and click on the yellow “Electronic Delivery Enrollment” box toward the top of the page and follow the instructions.

How can I revoke my Proxy?

You may change or revoke your vote by filing with the Company’s Secretary by the close of business on August 28, 2013 either a notice of revocation or a signed Proxy Card bearing a later date or by later re-voting by telephone or over the internet. The powers of the Proxy Holder will be suspended with respect to your shares if you attend the Annual Meeting in person and so request, although attendance at the meeting will not automatically revoke your proxy absent specific action on your part.

Who will pay the costs of soliciting these Proxies?

We are not paying any specific third-party to solicit proxies on behalf of the Board, but should any costs arise related to the solicitation of proxies then the Company shall bear such costs. We will not provide compensation, other than usual compensation to our directors, officers and other employees who may solicit proxies.

PROPOSAL 1 – APPROVE AMENDMENT AND RESTATEMENT OF THE COMPANY’S ARTICLES OF INCORPORATION

The Company's Restated Articles of Incorporation (the "Articles") and Bylaws currently provide that the Board is divided into four classes of directors with members serving staggered four-year terms. In other words, typically one-fourth of the Board is up for election at each annual meeting of stockholders of the Company.

On June 5, 2013, the Board voted to approve, and recommend that the stockholders approve at the Annual Meeting, an amendment of the Articles and the Bylaws that would declassify the Board and provide that all directors would stand for election annually beginning at this Annual Meeting.

In addition to the amendment of the Articles related to declassification of the Board, the following other changes are being submitted to the stockholders for approval:

•         addition of a director, officer and agent indemnification provision to the Articles, requiring indemnification to the fullest extent permitted by law;

•         elimination of any specific terms or conditions of any preferred stock or serial common stock, but continue to authorize serial common stock and preferred stock; and

•         such additional changes as indicated in the proposed Amended and Restated Articles of Incorporation attached at Exhibit B.

The complete text of the proposed Amended and Restated Articles of Incorporation is set forth in the attached at Exhibit B (the “Amended and Restated Articles”), with deletions indicated by strike-outs and additions indicated by underlining. The summary included in this Proposal 1 of all of the changes and revisions included in the Amended and Restated Articles is qualified in its entirety by the full text of such document attached at Exhibit B, which we urge you to fully and carefully read prior to voting.

Reasons for Declassification

The current classified board structure has been in place for many years and the Board believes that its classified structure has helped assure continuity of the Company’s business strategies, has reinforced a commitment to long-term stockholder value and has enhanced the independence of non-management directors.  Although these are important and continuing objectives, the Board recognizes classified boards are less prevalent today and there is a growing sentiment among some stockholders and the general investment community in favor of annual elections for directors.  The Board has paid attention to these trends even though the Company is a “controlled” (i.e., closely-held) company under NASDAQ rules and regulations.

Ultimately, after careful consideration, the Board has determined that it is appropriate to propose declassifying the Board commencing with this year’s Annual Meeting and provide for annual elections of the Board members.

Declassifying the Board and Impact on Current and Future Director Elections

Pursuant to the existing Articles and Nevada law, in order to declassify our Board, our stockholders must, by a majority vote, approve the Amended and Restated Articles prior to effectiveness.  If the proposed Amended and Restated Articles is approved by our stockholders, it will become effective upon the filing of the Amended and Restated Articles with the Secretary of State of Nevada. The Company would make such a filing promptly after the Annual Meeting and also would effectuate certain amendments to the Company's Bylaws to reflect the absence of a classified board.

As a result of this action, the Company will, among other things, have a de-classified Board, with each Board member holding a one-year term, commencing on the date of the 2013 Annual Meeting and, unless earlier terminated, terminating on the date of the 2014 Annual Meeting of Stockholders of the Company (“2014 Annual Meeting”).  In the event that the Amended and Restated Articles are adopted at this Annual Meeting by a majority vote of the stockholders, each director has tendered a conditional resignation that will be effective and the terms of all existing Board members will expire at this Annual Meeting and our Board has nominated each of the following eight persons to stand for election for a term commencing on the date of the 2013 Annual Meeting and expiring at the 2014 Annual Meeting or until their successors are duly elected and qualified: Edward J. Shoen, James E. Acridge, Charles J. Bayer, John P. Brogan, John M. Dodds, Michael L. Gallagher, Daniel R. Mullen and James P. Shoen. As of the filing date of this Proxy Statement, each of the nominees is willing and able to serve as a director of the Company. See Proposal 5 for more information on director elections and “Board of Directors and Corporate Governance - Directors” for information regarding each of the director nominees.  If the proposed Amended and Restated Articles are not approved, the Board will remain classified. In either case, directors will serve until their successors have been elected and qualified or until there is a decrease in the number of directors.

Other Proposed Amendments to the Articles

As detailed in Exhibit B, the Board has approved other changes (other than the declassification of the Board) to the existing Articles and is submitting them for stockholder approval in connection with this Proposal 1. Such other changes (with deletions indicated by strike-outs and additions indicated by underlining) were revisions that management recommended after review with external legal counsel and include: (i) the addition of a director, officer and agent indemnification provision to the Articles, requiring indemnification to the fullest extent permitted by law and (ii) the elimination of any specific terms or conditions of any preferred stock or serial common stock, while continuing to authorize serial common stock and preferred stock.  The Company has not summarized all the changes reflected in Exhibit B and we urge you to fully and carefully review all the changes set forth in Exhibit B prior to voting.

With respect to the addition of a director, officer and agent indemnification provision to the Articles, which requires indemnification to the fullest extent permitted by law, the Board is seeking stockholder approval to add this provision to the Articles in a form substantively similar to a provision that currently exists in the Company’s Bylaws.  If approved by the stockholders, the Company’s Bylaws will be amended in minor ways to be consistent with the Amended and Restated Articles.  The Board is making this recommendation based in part upon advice from external legal counsel and other advisors that such provisions are desirable to encourage service on the Board and in management by assuring current and future directors, as well as management, that the costs of litigation incidental to their duties will be borne by the Company.  By implementing such provision in the Articles, the Board is requesting stockholders to ratify and approve the Company’s mandatory indemnification obligation of its directors, officers and agents similar to what has existed in the Company’s Bylaws.

Accordingly, the Board recommends a vote “FOR” approval of this proposal to approve the Amended and Restated Articles.

PROPOSAL 2 – Advisory Vote TO APPROVE THE Compensation paid to the Company’s Named Executive Officers

In accordance with the requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”)) and the related rules of the SEC, the Company is providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Company’s (i) all persons serving as the Company’s principal executive officer or as principal financial officer during Fiscal 2013; and (ii) the three most highly paid executive officers who were serving as executive officers at the end of Fiscal 2013 other than the principal executive officer and the principal financial officer (together with the principal executive officer and principal financial officer, the “Named Executive Officers”) as disclosed below in this Proxy Statement (commonly referred to as "say-on-pay"), including the Compensation Discussion and Analysis (the “CD&A”), the tabular disclosures regarding compensation of our Named Executive Officers and the narrative disclosure accompanying these tables.

At our 2011 annual meeting, our stockholders supported an annual frequency for this advisory vote. The Board has determined that, until the next required stockholder vote on the frequency of future stockholder advisory approvals of our executive compensation or until the Board determines that such vote shall be conducted at a different interval, the Company will seek advisory approval of our executive compensation on an annual basis.

As discussed in the CD&A, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. The objectives of the Company’s executive compensation program are to retain current executive officers, to encourage existing personnel to self-develop and magnify functional responsibilities and to entice qualified executives to join the Company in executive positions as such positions are created or vacated.  The compensation program encourages an environment of teamwork, loyalty and fairness at all levels of the Company. This proposal gives you as a stockholder the opportunity to express your views regarding the Company’s Fiscal 2013 executive compensation policies and procedures. The vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement.

Although this advisory vote is non-binding, the Board and the Compensation Committee value the views of stockholders and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Accordingly, the Board recommends a vote “FOR” approval of this proposal on the advisory vote to approve the compensation paid to the Company’s named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this CD&A is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our Named Executive Officers.  For Fiscal 2013, the Company’s Named Executive Officers were:

Edward J. Shoen, Chairman and President of AMERCO;

James P. Shoen, Vice President of U-Haul Business Consultants;

John C. Taylor, President of U-Haul;

Jason A. Berg, Principal Financial Officer and Chief Accounting Officer of AMERCO; and

Laurence J. De Respino, General Counsel

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to retain current executive officers, to encourage existing personnel to self-develop and magnify functional responsibilities and to entice qualified executives to join the Company in executive positions as such positions are created or vacated. The compensation program encourages an environment of teamwork, loyalty and fairness at all levels of the Company.

While this CD&A focuses on the compensation of the Named Executive Officers, the philosophy and objectives we discuss are generally applicable to all of the Company’s senior officers.

Implementation of Objectives

It is the duty of the Compensation Committee to review and determine the annual compensation paid to the President and review the general compensation policies for the Company’s other executive officers regularly.  The Compensation Committee and the President implement these policies while keeping in mind the Company’s approach to overhead costs and such executive officer’s impact on the Company’s objective of providing customers with an affordable product and service. The Compensation Committee traditionally delegates significant responsibility to the President for establishing and reviewing the performance of the other Named Executive Officers, appropriate levels and components of compensation, and any other items as the Compensation Committee may request.

The Compensation Committee evaluates the compensation of the President at least annually to ensure that it is fair, reasonable and aligned with the Company’s overall objectives.  The President performs this function for the remainder of the Named Executive Officers.

The Compensation Committee did not utilize any benchmarking measure in Fiscal 2013 and traditionally has not tied compensation directly to a specific profitability measurement, market value of the Company’s common stock or benchmark related to any established peer or industry group.  Rather, the Company generally seeks to compensate individual executives commensurate with historic pay levels for such position, adjusted for time and tenure with the Company.  Salary increases are strongly correlated to the President’s assessment of each Named Executive Officer’s performance and his recommendation on the appropriateness of any increase.  The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company.

The intention of the Company has been to compensate the Named Executive Officers in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes.  However, the Compensation Committee and the President have the discretion to provide compensation that is not “performance-based” under Section 162(m) of the Internal Revenue Code when they determine that such compensation is in the best interests of the Company and its stockholders.  For Fiscal 2013, the Company expects to deduct all compensation expenses paid to the Named Executive Officers.

Elements Used to Achieve Compensation Objectives

The principal components of the Company’s compensation program in Fiscal 2013 were:

•         Base salary;

•         Discretionary cash bonus;

•         Certain long-term incentives; and

•         Other benefits.

Base Salary.  The Company pays its Named Executive Officers base salaries commensurate with the scope of their job responsibilities, individual experience, performance, and the period of time over which they have performed their duties.  The base salary is typically reviewed annually with adjustments made based upon an analysis of performance and the addition or removal of functional responsibilities.  There are no guarantees of base salary adjustments.  The amount of base salary paid to each of the Named Executive Officers during Fiscal 2013 is shown in the Summary Compensation Table (“SCT”).

Discretionary Cash Bonus.  Discretionary cash bonuses are awarded on occasion to Named Executive Officers based upon subjective criteria determined by the Compensation Committee.  These criteria may include such factors as level of responsibility, contributions to results, and retention considerations.  The Company has not entered into any agreements stipulating or guaranteeing bonuses for any of its Named Executive Officers.  The amount of discretionary cash bonuses paid to each of the Named Executive Officers during Fiscal 2013 is shown in the SCT.

Certain Long-Term Incentives.  The Company did not grant in Fiscal 2013 equity interests to Named Executive Officers other than through its ESOP, which is available to all employees of the Company.  The Company has not implemented any specific policy requiring its Named Executive Officers or other officers and/or employees to own the Company’s common stock.

Other Benefits.  The Named Executive Officers participate in employee benefits plans generally available to all full-time employees of the Company on a non-discriminatory basis including medical, dental, vision, and prescription drug insurance, life insurance, accidental death and dismemberment insurance, disability insurance, a 401(k) plan, vacation and sick pay, and postretirement benefits.  The Company does not provide other perquisites to its executive officers; therefore such additional tables are not provided as they are inapplicable.

Compensation Risk Assessment

The Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not Named Executive Officers, and has concluded that such polices are not reasonably likely to have a material adverse effect on the Company.  In consideration of these matters and after reviewing each element of the Company’s compensation programs including base salary, cash incentives and equity compensation, we determined that (i) our Named Executive Officers' compensation, including incentive compensation, is not a significant percentage of revenue for the Company or any applicable subsidiary’s revenue, (ii) due in large part to the equity ownership of two of our five Named Executive Officers, our Company is a Controlled Company which creates a strong alignment between the interests of management and stockholders, and (iii) due to the limited nature of our incentive compensation and range of potential increases in salaries year over year, as well as our overall conservative approach to compensation, our policies and programs do not encourage excessive risk-taking by our management or our Board and result in a strong alignment between the interests of management and stockholders.

2012 Advisory Vote on the Compensation of the Company’s Named Executive Officers

AMERCO provided stockholders with an advisory vote on its compensation of the Company’s Named Executive Officers in 2012. At our 2012 annual meeting of stockholders, more than 97% of the votes cast on this proposal were in favor of our executive compensation program and policies. The Compensation Committee evaluated the results of the vote and due, in large part, to the substantial stockholder support of our executive compensation program, the Compensation Committee did not make any significant changes to our executive compensation program and policies for 2013 compensation. The Compensation Committee will continue to consider the outcome of future advisory votes when making future compensation decisions for the Named Executive Officers.

Analysis of Fiscal 2013 Compensation Decisions

The compensation amounts for Edward J. Shoen, the Chairman and President of AMERCO, is established by the Compensation Committee. The compensation for the remaining Named Executive Officers is determined by the President. Base salaries for the Named Executive Officers did not materially change in Fiscal 2013.

A discretionary bonus was paid to John C. (“JT”) Taylor, Jason A. Berg and Laurence J. De Respino in Fiscal 2013 in recognition of their service to the Company as determined by the President. The Company does not have an established bonus plan for its Named Executive Officers. Such discretionary cash bonuses are determined by the President using his best judgment in light of his evaluation of performance and existing facts and circumstances.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total Compensation

Edward J. Shoen	2013	$675,004	$200,000	$29,269	$93,125	$997,398
Chairman and President
of AMERCO	2012	$662,504	$3,500	$9,793	$90,000	$765,797

	2011	675,004	100,000	6,238	90,000	871,242

James P. Shoen	2013	565,962	-	27,495	83,125	676,582
Vice President of U-Haul
Business Consultants	2012	565,962	3,500	9,445	80,000	658,907

	2011	565,962	-	6,238	75,833	648,033

John C. Taylor	2013	290,870	200,000	15,718	10,000	516,588
President of U-Haul
	2012	285,581	153,000	7,091	10,000	455,672

	2011	289,812	110,000	6,238	10,000	416,050

Jason A. Berg	2013	351,350	100,000	9,750	-	461,100
Principal Financial Officer
and Chief Accounting	2012	325,215	-	5,921	-	331,136
Officer of AMERCO
	2011	205,638	70,000	6,238	-	281,876

Laurence J. De Respino	2013	295,194	160,000	9,266	-	464,460
General Counsel

(1)  Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under ASC: 718 Compensation—Stock Compensation for Fiscal 2013, 2012 and 2011 with respect to common stock allocated under the ESOP. Grant date fair value is the closing price on date of grant for stock, and also includes the value of the shares purchased by the ESOP from the $5.00 and $1.00 per share common stock dividend for the ESOP shares beneficially owned as of November 30, 2012 and December 23, 2011, respectively, the record date for such dividends.

(2)  Amounts in this column represent annual fees paid to each Named Executive Officer in his capacity as a Director of the Company or U-Haul or as a member of a committee of the AMERCO Board.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP has served as the Company’s principal independent registered public accounting firm since August 2002 and the Audit Committee has selected BDO USA, LLP to audit AMERCO’s financial statements for Fiscal 2014. The following table shows the fees that AMERCO and its consolidated entities paid or accrued for the audit and other services provided by BDO USA, LLP for Fiscal 2013 and 2012.

	March 31,
	2013	2012
	(In thousands)
Audit fees	$ 2,733	$ 2,678
Audit-related fees	60	60
Tax fees	-	-
All other fees	-	-
Total	$ 2,793	$2,738

Audit Fees. This category includes the audit of AMERCO’s annual financial statements included in the Annual Report on Form 10-K and the effectiveness of internal control over financial reporting as of fiscal year end, review of financial statements included in AMERCO’s Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided by BDO USA, LLP that are reasonably related to the performance of the audit or review of AMERCO’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits.

Tax Fees. This category consists of professional services provided by BDO USA, LLP for tax compliance, tax advice and tax planning.

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the independent registered public accounting firm.  All Fiscal 2013 non-audit services listed above were pre-approved.  The Audit Committee has determined that the provision of services by BDO USA, LLP described in the preceding paragraphs were compatible with maintaining BDO USA, LLP’s independence as the Company’s principal independent registered public accounting firm.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP currently serves as the Company’s independent registered public accounting firm, and has conducted the audit of the Company’s accounts since 2002. The Audit Committee has appointed BDO USA, LLP to serve as the independent registered public accounting firm to conduct an audit of our accounts for Fiscal 2014.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board has elected to submit the selection of BDO USA, LLP as the Company’s independent registered public accounting firm to stockholders for ratification as a matter of good corporate practice. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Accordingly, the Board recommends a vote “FOR” ratification of appointment of the Company’s independent registered public accounting firm.

PROPOSAL 4 - STOCKHOLDER PROPOSAL REGARDING RATIFICATION OF THE DECISIONS AND ACTIONS OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS FOR FISCAL 2013

Proposal 4 for consideration is a proposal from Company stockholders to ratify and affirm the decisions and actions taken by the Board and Executive Officers with respect to AMERCO and its subsidiaries for Fiscal 2013. This proposal originates from the stockholder proposal originally received by the Company on September 24, 2008, approved at our 2009 Annual Meeting of Stockholders by a vote of 74% of shares voted, and which provided as follows:

Motion:

We do hereby submit a proposal for inclusion in the AMERCO Annual Meeting Proxy statement, that AMERCO include on the ballot and in the annual meeting materials for such respective annual meetings a stockholder proposal from the undersigned stockholder  proponents (or such other stockholder proponent(s) as may make the request, or as a management proposal in the event the undersigned are no longer stockholders of the Company and no comparable proposal is received from another stockholder), that all decisions and actions made by the AMERCO Board of Directors and Executive Officers, with respect to AMERCO and its subsidiaries, for the time frame of April 1 of the year prior to the date of such Proxy Statement through March 31 of the  year of such Proxy Statement, be ratified and affirmed.

Reason for Making the Proposal:

To support the AMERCO Board of Directors and Executive Officers on their decisions for these time periods. We believe the Company is headed in a positive direction due to their leadership and guidance.

Relevant Notices:

1) We do not have any material interest in the subject matter of the proposal.

2) We are not members of any partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning or voting shares of AMERCO stock.

3) The above stockholders have continuously held at least $2,000 in market value of AMERCO shares and we intend to hold the stock through the date of the annual meeting.

In regard to this Proposal 4, reference is hereby made to the Company’s 2013 Annual Report on Form 10-K, as well as the Company’s other public reports and other filings with the SEC, for disclosures relating to the Company.

Accordingly, the Board recommends a vote “FOR” approval of this stockholder proposal regarding the ratification of the decisions and actions of the Board and executive officers for Fiscal 2013.

Board of directors and Corporate Governance

Directors

Our Board currently consists of 7 members.  Upon the recommendation of our independent directors, and in the event Proposal 1 is adopted at this meeting by majority vote, the Board has nominated the eight persons listed below to stand for election for a term expiring at the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified. See Proposal 1 and Proposal 5. In the event Proposal 1 is not adopted at this meeting by majority vote, then only Mssrs. Dodds, Shoen and Acridge shall stand for election.

We have set forth below information regarding each director nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Board believes that the experience, qualifications, attributes, and skills of our Directors provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders.

JAMES E. ACRIDGE, 73, has been nominated by the Company’s independent directors to serve as a Director of the Company.  Since 2006, Mr. Acridge has been the chief executive officer of Quad Resources, LLC, a crude oil transportation company, with operations in Texas and New Mexico.  In 1965, Mr. Acridge founded Giant Service Stations, based out of Scottsdale, Arizona, where he served as Giant’s chief executive officer until his departure in 2002.  By 2002 Giant was traded on the New York Stock Exchange and had grown to 186 convenience stores/service stations, with 1,000 miles of crude oil pipelines, three oil refineries, approximately 3,000 employees, five product terminals and 180 truck transports.  Mr. Acridge has served on the Board of Directors of Amerco Real Estate Company (“Real Estate”) since 2006.

CHARLES J. BAYER, 73, has served as a Director of the Company since 1990 and has been associated with the Company since 1967. Mr. Bayer has served in various executive positions for the Company, including controller, director of U-Haul product design and as President of Real Estate from 1990 until his retirement in 2000. Mr. Bayer holds an MBA from Arizona State University W.P. Carey School of Business and has taken various continuing education courses through the SEC Institute. His 46 years of experience with the Company provide Mr. Bayer with a unique insight with respect to many of the Company’s product lines and the moving and storage industry. Mr. Bayer served two combat tours in Vietnam and commanded his own ship.

JOHN P. BROGAN, 69, has served as a Director of the Company since 1998. Mr. Brogan holds an MBA from the University of Notre Dame and is a Fellow of the Massachusetts Society of Certified Public Accountants. Mr. Brogan had a seven year association with Alamo Rent-A-Car that ended in 1986 and has been investing in private equity for over 35 years. Mr. Brogan has served as the Chairman of Muench-Kreuzer Candle Company since 1980.  As an investor, he has been on the board of directors of several companies and understands the role of an independent director.

JOHN M. DODDS, 76, has 47 years of experience with the Company, including serving in various capacities as manager of numerous subsidiaries and operating divisions. This experience includes several years as senior executive vice president in charge of national field operations, placing him in a position of significant knowledge of the business. Mr. Dodds has served as a Director of the Company since 1987 and as Director of the Company’s subsidiaries, U-Haul International, Inc. (“U-Haul”) and Real Estate since 1990. Mr. Dodds began his U-Haul affiliation as a service station operator and U-Haul dealer. He has served in numerous capacities at U-Haul. He served in regional field operations until 1986 and served in national field operations until 1994. Mr. Dodds retired from the Company in 1994.

MICHAEL L. GALLAGHER, 69, has served as a Director of the Company since 2007.  Mr. Gallagher served on the AMERCO Advisory Board from 2003 until his appointment to the Board.   Mr. Gallagher is currently Chairman Emeritus of the law firm Gallagher & Kennedy.  Mr. Gallagher is a member of the board of directors of Pinnacle West Capital Corporation, a NYSE listed company, Cancer Treatment Centers of America, Western Regional Medical Center and the Peter Kiewit Foundation. He is also a former director of Action Performance, a NASDAQ company, and a former advisory board member of AMEC, a multinational company headquartered in Europe. Mr. Gallagher has 40 years of experience as legal counsel to numerous public and private corporations in a variety of matters.

DANIEL R. MULLEN, 72, has served as a Director of the Company since 2005. Mr. Mullen served as a member of the AMERCO Advisory Board from 2004 until his appointment to the Board and has served as a Director of U-Haul since 2004, as a Director of Oxford Life Insurance Company (“Oxford”) since 2005 and as a Director of Amerco Real Estate Company since 2008. He has served as Director and alternately as President and Treasurer of Continental Leasing Co. since 1970. He was Vice President and Treasurer of Talley Industries, Inc., a multi-industry conglomerate from 1982 to 1998.  Mr. Mullen was employed by the Company from 1968 until 1982. His previous years of service to AMERCO and its affiliates have contributed to Mr. Mullen’s knowledge of the moving and storage industry.

EDWARD J. (“JOE”) SHOEN, 64, has served as Chairman of the Board since 1986 and President of the Company since 1987, as a Director of U-Haul since 1990, as a Director of Real Estate since 1988 and as a Director of Repwest Insurance Company (“Repwest”) since 1997. Mr. Shoen has been associated with the Company since 1971.  Mr. Shoen’s length of service and substantial involvement with the day to day operations of the Company places him in a unique position of understanding the numerous aspects of the moving and storage business. Additionally, Mr. Shoen holds a significant equity ownership interest in the Company. Mr. Shoen holds an MBA from Harvard University and a Juris Doctor degree from Arizona State University.

JAMES P. SHOEN, 53, has served as a Director of the Company since 1986 and was Vice President of the Company from 1989 to 2000.  Mr. Shoen has been associated with the Company since 1976, and worked at a U-Haul store for more than nine years.  He served from 1990 to 2000 as Executive Vice President of U-Haul.  He is currently Vice President of U-Haul Business Consultants, a subsidiary of the Company. Additionally, Mr. Shoen holds a significant equity ownership interest in the Company. His many years of involvement with the Company provide Mr. Shoen with significant insight and understanding of the business.

Board Diversity

The Company does not have a specific written policy regarding Board diversity as it relates to the selection of nominees for the Board. However, Board diversity is considered by our Board to be desirable. We believe Board diversity strengthens our alignment with our constituencies and fosters improved decision making, goal setting and resource allocation. Board candidates are considered based upon various criteria, including, but not limited to, their broad-based business and professional skills and experiences, viewpoints and perspectives, concern for the long-term interests of our constituencies, and their personal integrity. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of our business. For instance, we believe our directors are knowledgeable and experienced in various business sectors and governmental or academic endeavors, many of whom serving or having served on other boards, which further illustrates the diversity present on our Board and the ultimate benefit to our Company and stockholders.

Leadership Structure and the Board’s Role in Risk Oversight

Currently, the roles of President and Board Chairman are combined, which we believe fosters clear accountability, effective decision-making, and alignment on corporate strategy. Specifically, our Board believes that its current leadership structure, with Edward J. Shoen serving as both President and Board Chairman, is appropriate and best serves the interests of our Company and our stockholders. The Company does not have a lead independent director.

Management is responsible for managing the risks that the Company faces. The Board is responsible for overseeing management’s approach to risk management and supports the achievement of the Company's objectives, including strategic objectives, to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist them in fulfilling that responsibility.

The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, through its Audit Committee, our Board oversees the management by our financial reporting group of our financial statement disclosure controls, systems of internal control over financial reporting, significant financial and accounting matters, as well as the Company’s compliance with legal and regulatory requirements. Through its Compensation Committee, our Board manages potential business risks inherent in our compensation programs to ensure that they do not encourage unacceptable levels of risk. The Executive Finance Committee oversees risks associated with the Company’s credit and debt positions and liquidity, monitors the level of risk associated with investment policies and investment portfolios, and evaluates current strategic endeavors by evaluating both short and long term debt structures.

Director Independence

Although we are not required to have a majority of independent directors, as a result of our status as a “controlled company” under the NASDAQ Listing Rules, our Board has affirmatively determined, based upon the recommendation of our Independent Governance Committee, that all of our directors, except Mr. Edward J. Shoen and Mr. James P. Shoen, are “independent” under the NASDAQ Listing Rules. In addition, the directors who serve on our Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not (1) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation or (2) be an affiliated person of the Company or any of its subsidiaries.

“Controlled Company” Status and Director Independence

As of May 31, 2013, Edward J. Shoen, Chairman of the Board and President of AMERCO, James P. Shoen, a Director of AMERCO, and Mark V. Shoen collectively are the beneficial owners of 9,139,018 shares (approximately 46.6%) of the outstanding common shares of AMERCO. Edward J. Shoen, James P. Shoen, Mark V. Shoen, Rosemarie T. Donovan, as Trustee (Trustee of the Shoen Irrevocable Trusts) and David Holmes, as Trustee (Successor Trustee of the Irrevocable “C” Trusts) (collectively, the “Reporting Persons”) are parties to a stockholder agreement dated June 30, 2006, (the “Stockholder Agreement”) in which the Reporting Persons agreed to vote their shares as one block as provided in the Stockholder Agreement. Pursuant to the Stockholder Agreement, a collective 10,897,741 shares or approximately 55.6% of the Company’s common stock are voted at the direction of a majority in interest of the Reporting Persons.  For additional information, refer to the Schedule 13Ds filed on July 13, 2006, March 9, 2007, June 26, 2009 and on May 1, 2013 with the SEC.

As a result of their stock ownership and the Stockholder Agreement, Edward J. Shoen, Mark V. Shoen and James P. Shoen are in a position to significantly influence the business affairs and policies of the Company, including the approval of significant transactions, the election of the members of the Board and other matters submitted to our stockholders. There can be no assurance that the interests of the Reporting Persons will not conflict with the interest of our other stockholders. Furthermore, as a result of the Reporting Persons’ voting power, the Company is a “controlled company” as defined in the NASDAQ Listing Rules. The Company avails itself or may avail itself of certain exemptions under NASDAQ rules, including exemptions from the rules that require the Company to have (i) a majority of independent directors on the Board; (ii) independent director oversight of executive officer compensation; and (iii) independent director oversight of director nominations.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

The full Board of the Company met in regularly scheduled Board meetings six times during Fiscal 2013.  For Fiscal 2013, each director attended at least 85% of the scheduled Board meetings and meetings for the committees on which such respective individual served. The independent Directors met in executive session, without the presence of management, as part of each regularly scheduled Board meeting.

Directors are encouraged to attend our annual meetings of stockholders. Participation via the webcast is encouraged, particularly in cases where travel from out of town would otherwise be required.  All directors attended our 2012 Annual Meeting of Stockholders, which was held on August 30, 2012.

The Board has established the following standing committees: Audit Committee, Executive Finance Committee, Compensation Committee and Independent Governance Committee. As of the mailing date of this Proxy Statement, the Company also has an Advisory Board, which is comprised of non-director members; however, the Advisory Board will terminate as of September 2013. The Company does not have a nominating committee. Currently, the responsibility for director nominations is vested in the independent members of the Board; however, as a “controlled company” the Company is not required to do so under the NASDAQ Listing Rules, and the Company reserves the right to cease having the responsibility for director nominations vested in the independent members of the Board. The Board does not believe that a nominating committee is necessary because the independent directors participate in the nominating process. The Board has adopted a resolution addressing the director nomination process and related matters; however, the Board may, in the future, choose to change its director nomination policy, including its policy related to stockholder nomination of directors. This process is described below, under the heading “Director Nomination Process.”

See page 25 of this Proxy Statement for a discussion on director compensation.

Listed below are descriptions of the Company’s committees and the Advisory Board, and the memberships thereof. The charters for the Independent Governance Committee, Audit Committee and Compensation Committee are available at amerco.com.

Member	Audit	Executive Finance	Compensation	Independent Governance	Advisory Board
Charles J. Bayer	X	X
Paul A. Bible *				X
John P. Brogan	X	X	X
John M. Dodds	X		X
Michael L. Gallagher				X
Thomas W. Hayes *				X
Daniel R. Mullen	X
Edward J. Shoen		X
James P. Shoen		X
Barbara S. Campbell *					X
Richard J. Herrera *					X

*Non-Director Members

Audit Committee.  The Audit Committee is comprised of Charles J. Bayer, John P. Brogan, John M. Dodds and Daniel R. Mullen. The Audit Committee assists the Board in fulfilling its oversight responsibilities as to financial reporting, audit functions and risk management. The Audit Committee monitors the financial information that is provided to stockholders and others, the independence and performance of the Company’s independent Registered Public Accounting Firm and internal audit department and the systems of internal control established by management and the Board. The Audit Committee operates pursuant to a written charter approved by the Board that is available at amerco.com.  The Board has determined that each member meets the applicable requirements of audit committee members under NASDAQ Listing Rules. Mr. Mullen is designated the Audit Committee “financial expert” and is independent as defined by the rules of the SEC and the other similar financial sophistication rules under NASDAQ regulations. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Mullen’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Mullen any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an “audit committee financial expert” pursuant to SEC and NASDAQ requirements does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Messrs. Brogan and Bayer have been determined by the Board to meet the qualifications of “audit committee financial expert” as well and are independent as defined by the rules of the SEC and the other similar financial sophistication rules under NASDAQ regulations.  The Audit Committee met seven times during Fiscal 2013.

Executive Finance Committee. The Executive Finance Committee is comprised of Charles J. Bayer, John P. Brogan, Edward J. Shoen, and James P. Shoen.  The Executive Finance Committee is authorized to act on behalf of the Board in approving any transaction involving the finances of the Company. The committee has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board. This committee acted by unanimous written consent on nine occasions during Fiscal 2013.

Compensation Committee. The Compensation Committee is comprised of John P. Brogan and John M. Dodds. The Compensation Committee reviews the Company’s executive compensation plans and policies, including benefits and incentives, to ensure that they are consistent with the goals and objectives of the Company. The committee reviews and makes recommendations to the Board regarding management recommendations for changes in executive compensation and monitors management plans and programs for the retention, motivation and development of senior management.  The Compensation Committee operates pursuant to a written charter that is available at amerco.com, and met twice during Fiscal 2013.

Independent Governance Committee.  The Independent Governance Committee is comprised of Paul A. Bible, Michael L. Gallagher and Thomas W. Hayes. Mr. Bible and Mr. Hayes are not members of the Company’s Board.  The Independent Governance Committee monitors and evaluates the Company’s corporate governance principles and standards and proposes to the Board any modifications which are deemed appropriate for sound corporate governance. The committee may review other matters as referred to it by the Board.  The committee has the authority and a budget from which to retain professionals. Each member of the Independent Governance Committee is determined by the Board to be free of any relationship that would interfere with his or her exercise of independent judgment as a member of this committee.  The Independent Governance Committee met twice during Fiscal 2013.  The non-Board members of the Independent Governance Committee are encouraged to attend all Board meetings of the Company.

Mr. Hayes has served as a member of the Independent Governance Committee since 2003 and brings to AMERCO over 30 years of broad executive and financial management experience. He is the former Treasurer, Auditor General and Director of Finance for the State of California. He was also the President of a multibillion dollar investment management company and has held leadership positions in restructuring troubled public and private sector entities and is designated as an audit committee financial expert by Fremont General, a NYSE listed firm. In addition, Mr. Hayes is a United States Marine Corps combat veteran.

Mr. Bible has served as a member of the Independent Governance Committee since 2003. He is an attorney with the law firm Lewis & Roca, and currently serves as the chairman of the compliance committee for (i) H Group Holding, Inc., an affiliate of the Hyatt Corporation; (ii) Jacobs Entertainment, Inc., the holding company of Black Hawk Gaming & Development Company, Inc. (iii) Colony Resorts LVH Acquisitions, LLC and (iv) RIH Resorts, LLC. He is the former chairman of the Board of Trustees of the University of Nevada, Reno Foundation, and is the former chairman of the Nevada Gaming Commission. Mr. Bible also serves on the board of directors of Fisher Communications, Inc., a publicly traded communications company that owns and manages radio and television stations.

Advisory Board Members.  The Advisory Board is comprised of Barbara S. Campbell and Richard J. Herrera.  Advisory Board members do not vote, but are given full access to the affairs of the Board, including all meetings and votes of the Board and are treated in all other respects as a Board member.  The Board has authorized up to two Advisory Board members who serve at the will of the Board. The Advisory Board will terminate as of September 2013.

Ms. Campbell has been a member of the Advisory Board since 2005. She is President and founder of Consensus, LLC, a consulting firm that provides Nevada based strategic tax planning. Prior to founding Consensus, LLC, Ms. Campbell served as the chairman of the board for the State of Nevada Tax Commission and concurrently was the director of finance for Mandalay Development. As past Chairman of the Nevada Tax Commission, Ms. Campbell brings to the Company over 20 years of experience in the area of taxation and regulatory matters. As Vice President of Finance of MGM Mirage, she brings over 30 years of experience in construction and development, having managed over four billion dollars in projects in multiple jurisdictions. Ms. Campbell also currently serves as a board member of American Pacific Corporation, a NASDAQ listed company, and sits on the board of St. Mary’s Regional Medical Center.

Mr. Herrera joined the Advisory Board in 2007. Mr. Herrera has a long history in the retail industry, most recently as Executive Vice President of Eastern Seaboard Packaging and Executive Vice President of ABUS Lock USA.  Mr. Herrera was employed as Marketing Vice President/Retail Sales Manager for U-Haul from 1988-2001, and served on the Company’s Board of Directors from 1993-2001 and the U-Haul Board from 1990-2001. Mr. Herrera’s years of service to the Company have provided him with significant knowledge of the business. Mr. Herrera’s current position involving the development of a business plan and financing strategy for a small business provides him with insight into regulatory compliance issues and has fostered creativity in identifying business solutions.

See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions” for additional information relating to the directors.

DIRECTOR NOMINATION PROCESS

Director Qualifications.  Persons nominated to the Board should have personal integrity and high ethical character.  Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders.  Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees.  In selecting nominees for director, the Board will assure that:

•at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee; and

•at least one of the directors qualifies as an audit committee financial expert under the rules of the SEC and NASDAQ rules and regulations.

Identifying Director Candidates.  The Board utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Board has a policy of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership and whom the directors believe continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the directors will solicit recommendations for nominees from the persons the directors believe are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The directors may also engage a professional search firm to assist in identifying qualified candidates.

In evaluating potential nominees, the directors will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the Board for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The directors may interview any proposed candidate and may solicit the views about the candidate’s qualifications and suitability from the Company’s chief executive officer and other senior members of management.  Diversity in terms of business and professional skills and experience, viewpoints, perspective, education and other factors, is considered in the decision making process.

The directors will make their selections based on all the available information and relevant considerations. The directors’ selection will be based on who, in the view of the directors, will be best suited for membership on the Board.

In making its selection, the directors will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the directors may consider, as one of the factors in their evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The directors may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Nominees.  The policy of the Board is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below.  The evaluation process for such nominations is overseen by the Company’s independent directors.  In evaluating such nominations, the independent directors seek to achieve qualified directors who can represent fairly and equally all stockholders of the Company and based on the membership qualifications and criteria described above.  Any stockholder nominations for consideration by the independent directors should be mailed or delivered to the Company’s Secretary at 2721 N. Central Avenue, Phoenix, Arizona 85004.  The recommendation must be accompanied by the following information about the stockholder:

•the stockholder’s name and address;

•the number of shares of the Company’s stock owned by the recommending stockholder and the time period for which such shares have been held;

•if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held; and

•a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the next annual meeting at which the candidate would be elected.

If the recommendation is submitted by a group of two or more stockholders, the above information must be submitted with respect to each stockholder in the group.  The recommendation must be received by the Company not later than 120 days prior to the first anniversary of the date of the proxy statement for the prior annual meeting, except in the event that the date of the annual meeting for the current year is moved more than 30 days from the anniversary date of the annual meeting for the prior year, the submission will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company’s proxy statement for the annual meeting for the current year.  The recommendation must be accompanied by consent of the proposed nominee to be interviewed by the independent directors and other Board members and to serve as director of the Company.

The recommendation must also contain information about the proposed nominee, including:

•the proposed nominee’s name and address;

•the information required by Items 401, 403 and 404 of SEC Regulation S-K (generally providing for disclosure of arrangements or understandings regarding the nomination, the business experience of the proposed nominee, legal proceedings involving the proposed nominee, the proposed nominee’s ownership of securities of the Company, and transactions and relationships between the proposed nominee and the Company);

•a description of all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company;

•the qualifications of the proposed nominee; and

•a statement from the recommending stockholder that in his or her view, the nominee, if elected, would represent all the stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The secretary of the Company will forward all recommendations to the independent directors.  The acceptance of a recommendation from a stockholder does not imply that the independent directors will recommend to the Board the nomination of the stockholder recommended candidate. In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting and nothing in the above procedures is intended to conflict with the provisions of the Company’s Bylaws governing nominations by stockholders.

The information contained in this Proxy Statement about the Company’s nominations process is just a summary.  A complete copy of the policies and procedures with respect to stockholder director nominations can be obtained from the Company, free of charge, by writing to our Secretary at the address listed below.

Director Compensation

The Company’s director compensation program is designed to fairly pay Directors for their time and efforts on behalf of AMERCO and its direct subsidiaries, as the case may be, in recognition of their fiduciary obligations to stockholders and for their liability exposure.  Directors are compensated in the form of a cash fee.  The Company offers no stock options or grants to its Directors.  For Fiscal 2013, the annual fee for all services as a Director of the Company for the first nine months of the fiscal year was $55,000 and the annual fee was increased to $67,500 in January 2013. Additionally, Audit Committee, Advisory Board and Independent Governance Committee members receive a $55,000 annual fee for service on such committee, and Executive Finance Committee and Compensation Committee members receive a $25,000 annual fee. Advisory Board and non-Board Independent Governance Committee members were increased to $67,500 in January 2013. These amounts are paid in equal monthly installments. The Company also reimburses Directors and the non-director committee members for the incidental costs associated with their attendance at Board and committee meetings.  Director fees paid to Edward J. Shoen and James P. Shoen are included in the Summary Compensation Table.

Name of Director	Fiscal Year	Fees Earned or Paid in Cash	Stock Awards (a)	All Other Compensation	Total Compensation

Charles J. Bayer (1), (2), (3)	2013	$138,125	$11,454	$-	$149,579

John P. Brogan (1), (2), (3), (4)	2013	163,125	-	-	163,125

John M. Dodds (1), (2), (4), (7), (9)	2013	148,125	-	-	148,125

Michael L. Gallagher (1), (5)	2013	113,125	-	-	113,125

M. Frank Lyons (1)	2013	52,500	-	-	52,500

Daniel R. Mullen (1), (2), (7), (8), (9)	2013	129,125	-	-	129,125

Paul A. Bible (5)	2013	58,125	-	-	58,125

Barbara S. Campbell (6)	2013	58,125	-	-	58,125

Thomas W. Hayes (5)	2013	58,125	-	-	58,125

Richard J. Herrera (6)	2013	58,125	-	-	58,125

(1) AMERCO Director	(6) Advisory Board Member
(2) Audit Committee Member	(7) U-Haul Board Member
(3) Executive Finance Committee Member	(8) Oxford Board Member
(4) Compensation Committee Member	(9) Real Estate Board Member
(5) Independent Governance Committee Member

(a)     Includes the value of the shares purchased by the ESOP from the $5.00 per share common stock dividend for the ESOP shares beneficially owned as of the November 30, 2012 record date for such dividend.

PROPOSAL 5

THE ELECTION OF DIRECTORS

Due to the recent passing of M. Frank Lyons, the Board currently consists of seven (7) directors. Until the adoption of the Amended and Restated Articles described in Proposal 1, if at all, the Company’s Articles provide for the division of the Board into four classes of equal size (Class I, Class II, Class III and Class IV). Each class serves for a period of four (4) years, although occasionally a director may be elected for a shorter term in one class in order to keep the number of directors in each class approximately equal.  For instance, if Proposal 1 is not approved (and our Board remains classified), James E. Acridge has been nominated to fill a vacancy as a Class II director caused by M. Frank Lyons’ passing.

If the stockholders approve the Amended and Restated Articles to declassify the Board (as discussed under Proposal 1 above), conditional resignations submitted by all of the current directors who would be subject to re-election at later annual meetings of our stockholders (i.e., all current directors other than John M. Dodds and James P. Shoen) will become effective. Furthermore, in the event that Proposal 1 is approved, the Board has proposed that all of following individuals (all current directors other than James E. Acridge, who is a new nominee) will stand for election at this Annual Meeting: Edward J. Shoen, James E. Acridge, Charles J. Bayer, John P. Brogan, John M. Dodds, Michael L. Gallagher, Daniel R. Mullen and James P. Shoen, to serve as members of the Board until the 2014 Annual Meeting or until their successors are duly elected and qualified or their earlier death, resignation or removal. As of the filing date of this Proxy Statement, each of the nominees is willing and able to serve as a director of the Company. See “Board of Directors and Corporate Governance - Directors” for information regarding each of the director nominees.

The persons named in the enclosed proxy will vote to elect all of the nominees as directors for terms ending at the 2014 Annual Meeting unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person. If one or more of the eight (8) nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person(s) as the Board may recommend, unless the Board reduces the total number of directors.

If the stockholders do not approve the proposed Amended and Restated Articles to declassify the Board (among other changes discussed under Proposal 1 above), then the conditional resignations of the directors will not become effective and all votes on Proposal 5 will have the effect of re-electing John M. Dodds and James P. Shoen as the two Class III directors this year to serve as members of the Board until the 2017 annual meeting of the stockholders or until their successors are duly elected and qualified. In addition (if the stockholders do not approve Proposal 1), then all votes on Proposal 5 will have the effect of electing James E. Acridge to serve as a Class II director to serve until the 2016 annual meeting of stockholders.  In other words, if Proposal 1 is not approved, the persons named in the enclosed proxy will vote to elect the two Class III nominees and James E. Acridge as the Class II nominee unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person.

Directors are elected by a plurality of the shares represented at the meeting, whether in person or by proxy. Votes may be cast “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” as to specific nominees. The eight nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors.

Accordingly, the Board recommends a vote “FOR” approval of this proposal, which includes a vote “for” each director nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

To the best of the Company’s knowledge, the following table lists, as of May 31, 2013 the beneficial ownership of the Company’s common stock of (i) each director and director nominee of the Company, (ii) the Named Executive Officers and (iii) all directors and Named Executive Officers of the Company as a group. The table also lists, to the best of the Company’s knowledge, those persons who beneficially own more than five percent (5%) of the Company’s common stock. The percentages of class amounts set forth in the following table are based on 19,607,788 shares of the Company’s common stock outstanding on May 31, 2013. Stockholders may communicate with the beneficial owners and executive officers by writing to the Company Secretary at 2721 N. Central Avenue, Phoenix, Arizona 85004.  All such communications, or summaries thereof, will be relayed to the beneficial owners or executive officers.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Class

Directors:
Charles J. Bayer Director/Director Nominee	2,357	**

John P. Brogan Director/Director Nominee	6,000	**

John M. Dodds Director/Director Nominee	-	**

Michael L. Gallagher Director/Director Nominee	-	**

James E. Acridge Director Nominee	-	**

Daniel R. Mullen (6) Director/Director Nominee	4,000	**

Named Executive Officers:	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Class
Edward J. Shoen (2) Chairman and President of AMERCO and U-Haul, Director/Director Nominee	10,897,741	55.6%

James P. Shoen (2) Vice President of U-Haul Business Consultants, Director/Director Nominee	10,897,741	55.6%

John C. Taylor President of U-Haul	2,187	**

Jason A. Berg Principal Financial Officer and Chief Accounting Officer of AMERCO	807	**

Laurence J. De Respino General Counsel	716	**

Named Executive Officers and Directors as a group - 10 persons. (3)	10,913,808	55.7%

5% Beneficial Owners:
Mark V.Shoen (2)	10,897,741	55.6%

David L. Holmes as Trustee under the “C” Irrevocable Trusts dated December 20, 1982 (2) 4040 S Westpoint Rd. Reno, Nevada 89509	10,897,741	55.6%

Rosemarie T. Donovan As Trustee of the Irrevocable Trust dated November 2, 1998 (2) 6015 South Virginia Street E#473 Reno, Nevada 89502	10,897,741	55.6%

The AMERCO Employee Stock Ownership Plan (4)	1,386,928	7.1%

Sophia M. Shoen 5104 N. 32nd Street Phoenix, Arizona 85018	1,377,413	7.0%

Dimensional Fund Advisors LP (5) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,027,540	5.24%

**The percentage of the referenced class beneficially owned is less than one percent.

(1)  Except as otherwise indicated, addresses are c/o AMERCO, 2721 N. Central Avenue, Phoenix, Arizona 85004.

(2) This consists of 10,897,741 shares subject to the Stockholder Agreement, which includes shares beneficially owned and sole dispositive power over such shares by Edward J. Shoen (3,458,525); Mark V. Shoen (3,813,697); James P. Shoen (1,866,796); Rosemarie T. Donovan, as Trustee of the Irrevocable Trusts dated November 2, 1998 (334,250); and David Holmes, as Trustee under the “C” Irrevocable Trusts dated December 20, 1982 (1,424,473).

(3) The 10,913,808 shares constitute the shares beneficially owned by the directors and Named Executive Officers of the Company as a group, including the 10,897,741 shares subject to the Stockholder Agreement discussed in footnote 2 above.

(4) The ESOP Trustee consists of three individuals without a past or present employment history or business relationship with the Company and such individuals are appointed by the Company’s Board of Directors. Under the ESOP, each participant (or such participant’s beneficiary) in the ESOP is entitled to direct the ESOP Trustee with respect to the voting of the common stock allocated to such participant’s account. In the event such participant does not provide such direction to the ESOP Trustee, the ESOP Trustee votes such participant’s shares in the ESOP Trustee’s discretion.  In addition, all shares in the ESOP not allocated to participants are voted by the ESOP Trustee in the ESOP Trustee’s discretion. As of May 31, 2013, of the 1,418,347 shares of common stock held by the ESOP, 1,342,502 shares were allocated to participants and 75,845 shares remained unallocated. The number of shares reported as beneficially owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, and Sophia M. Shoen include common stock held directly by those individuals and 4,844; 4,516; 4,482 and 206 shares of common stock, respectively, allocated by the ESOP to those individuals. Those shares are also included in the 1,418,347 of shares held by the ESOP. The number of shares beneficially owned by the other directors and Named Executive Officers was 5,907, which are also included in the 1,418,347 of shares held by the ESOP.

(5) Dimensional Fund Advisors LP Schedule 13G/A, dated February 11, 2013, reports beneficial ownership collectively of 1,027,540 shares of common stock with sole voting power as to 1,007,086 shares and sole dispositive power as to 1,027,540 shares.

(6) Mr. Mullen disclaims beneficial ownership of such shares. Such shares are owned by Continental Leasing Co., an entity as to which Mr. Mullen is Treasurer and a Director.

To the best of the Company’s knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the CD&A prepared by management and included in this Proxy Statement for the Annual Meeting. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the Proxy Statement for the Annual Meeting for filing with the SEC.

This report is submitted by the Compensation Committee.

John P. Brogan                                                       John M. Dodds

Pursuant to Item 407(e)(5) of Regulation S-K this “Compensation Committee Report” shall not be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall such report be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), unless the intention to do so is expressly indicated.

Compensation Committee Interlocks and Insiders Participation

During Fiscal 2013, our Compensation Committee was comprised of John P. Brogan and John M. Dodds. None of the directors that were a member of the Compensation Committee during Fiscal 2013 was an officer or employee of the Company, formerly an officer or employee or involved in any related person transactions requiring disclosure in this Proxy Statement. No executive officer of the Company served (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four independent directors and operates under a written charter recommended by the Audit Committee and adopted by the Board.  Each member of the Audit Committee meets the independence and financial sophistication requirements of NASDAQ and the SEC rules and regulations.

Management is responsible for the Company’s internal controls and the financial reporting process.  The independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent Registered Public Accounting Firm.  The Audit Committee reviewed and discussed with the independent Registered Public Accounting Firm the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent Registered Public Accounting Firm also provided to the Audit Committee the written disclosures and the letter required by Rule 3526 (Communication with Audit Committee Concerning Independence) as adopted by the Public Company Accounting Oversight Board and the Audit Committee discussed with the independent Registered Public Accounting Firm that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent Registered Public Accounting Firm and its review of the representation of management and the report of the independent Registered Public Accounting Firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 as filed with the SEC.

Charles J. Bayer John P. BroganJohn M. DoddsDaniel R. Mullen

Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers are:

Name	Age *	Office
Edward J. Shoen	64	Chairman of the Board and President of AMERCO
Douglas M. Bell	54	President of Repwest Insurance Company
Jason A. Berg	40	Principal Financial Officer and Chief Accounting Officer of AMERCO
Laurence J. De Respino	52	General Counsel
Mark A. Haydukovich	56	President of Oxford Life Insurance Company
Gary B. Horton	69	Treasurer of AMERCO and U-Haul
Robert T. Peterson	62	Controller of U-Haul
James P. Shoen	53	Vice President of U-Haul Business Consultants
Samuel J. Shoen	35	Manager of Special Projects
John C. Taylor	55	President of U-Haul
Carlos Vizcarra	66	President of Amerco Real Estate Company
Rocky D. Wardrip	55	Assistant Treasurer of AMERCO and U-Haul

* Ages are as of May 31, 2013.

See “Election of Directors” for biographical information regarding Edward J. Shoen and James P. Shoen.

Douglas M. Bell was appointed President of Repwest in February 2013. From 2003 to 2013 he served as Vice President of Underwriting for Repwest. Mr. Bell has also served on the Repwest Board since 2012.

Jason A. Berg has served as Principal Financial Officer and Chief Accounting Officer of the Company since 2005.  Prior to his appointment he served as Treasurer and Secretary of Oxford. He has been with the Company since 1996.

Laurence J. De Respino has served as General Counsel for the Company since 2005.  He has been an attorney for the Company since 2000.

Mark A. Haydukovich has served as President of Oxford since 1997. From 1980 to 1997 he served as Vice President of Oxford.

Gary B. Horton has served as Treasurer of the Company since 1982.  He has been associated with the Company since 1969.

Robert T. Peterson has served as Controller of U-Haul since joining the Company in 2002. He has held a number of executive positions in the transportation industry and is presently Chief Financial Officer of U-Haul.

Samuel J. Shoen has served as Manager of Special Projects since 2013. He was previously President of Repwest, and has been associated with the Company since 1993.

John C. (JT) Taylor has served as Director of U-Haul since 1990. He has been associated with the Company since 1981 and was appointed as President of U-Haul in 2006.

Carlos Vizcarra has served as President of Real Estate since 2000.  He began his previous position as Vice President/Storage Product Group for U-Haul in 1988.

Rocky D. Wardrip has served as Assistant Treasurer of the Company since 1990. He has been associated with the Company since 1978 in various capacities within accounting and treasury operations.

Edward J., Mark V., and James P. Shoen are brothers. Samuel J. Shoen is the son of Edward J. Shoen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As set forth in the Audit Committee Charter and consistent with NASDAQ Listing Rules, the Company’s Audit Committee reviews and maintains oversight over related party transactions which are required to be disclosed under the SEC rules and regulations. Accordingly, all such related party transactions are submitted to the Audit Committee for ongoing review and oversight.  The Company’s internal processes ensure that the Company’s legal and/or finance departments identify and monitor potential related party transactions which may require disclosure and Audit Committee oversight.

AMERCO has engaged in related party transactions, and has continuing related party interests with certain major stockholders, directors and officers of the consolidated group as disclosed below. Management believes that the transactions described below were completed on terms equivalent to those that would prevail in arm’s-length transactions.

Samuel J. Shoen, the son of Edward J. Shoen, is Manager of Special Projects. Mr. Shoen was paid an aggregate salary, annual U-Haul Board fee and bonus of $307,696 for his services during Fiscal 2013.

Stuart M. Shoen, the son of Edward J. Shoen, is Executive Vice President of U-Haul. Mr. Shoen was paid an aggregate salary and bonus of $190,004 for his services during Fiscal 2013.

SAC Holding Corporation and SAC Holding II Corporation (collectively, “SAC Holdings”) were established in order to acquire self-storage properties. These properties are being managed by the Company pursuant to management agreements. In the past, the Company has sold various self-storage properties to SAC Holdings, and such sales provided significant cash flows to the Company.

Management believes that the sales of self-storage properties to SAC Holdings has provided a unique structure for the Company to earn moving equipment rental revenues and property management fee revenues from the SAC Holdings self-storage properties that the Company manages.

During Fiscal 2013, subsidiaries of the Company held various junior unsecured notes of SAC Holdings. Substantially all of the equity interest of SAC Holdings is controlled by Blackwater Investments, Inc. (“Blackwater”), which is wholly-owned by Mark V. Shoen, a significant stockholder of AMERCO. The Company does not have an equity ownership interest in SAC Holdings. The Company recorded interest income of $8.4 million, $19.4 million and $19.2 million, and received cash interest payments of $12.6 million, $17.8 million and $15.8 million, from SAC Holdings during Fiscal 2013, 2012 and 2011, respectively. The largest aggregate amount of notes receivable outstanding during Fiscal 2013 was $195.4 million and the aggregate notes receivable balance at March 31, 2013 was $72.4 million. In accordance with the terms of these notes, SAC Holdings may prepay the notes without penalty or premium at any time. The scheduled maturities of these notes are between 2017 and 2019. During the first quarter of fiscal 2013, we received $127.3 million in repayments on the notes and interest receivables.

During Fiscal 2013, AMERCO and U-Haul held various junior notes from Private Mini Storage Realty, L.P. (“Private Mini”). The equity interests of Private Mini are ultimately controlled by Blackwater. The Company recorded interest income of $5.4 million, $5.4 million and $5.5 million, and received cash interest payments of $5.4 million, $5.4 million and $5.5 million, from Private Mini during Fiscal 2013, 2012 and 2011, respectively. The largest aggregate amount outstanding during Fiscal 2013 was $66.3 million, and the aggregate notes receivable balance at March 31, 2013 was $65.9 million.

The Company currently manages the self-storage properties owned or leased by SAC Holdings, Mercury Partners, L.P. (“Mercury”), Four SAC Self-Storage Corporation (“4 SAC”), Five SAC Self-Storage Corporation (“5 SAC”), Galaxy Investments, L.P. (“Galaxy”), and Private Mini pursuant to a standard form of management agreement, under which the Company receives a management fee of between 4% and 10% of the gross receipts plus reimbursement for certain expenses. The Company received management fees, exclusive of reimbursed expenses, of $23.7 million, $22.5 million and $22.0 million from the above mentioned entities during Fiscal 2013, 2012 and 2011, respectively. This management fee is consistent with the fee received for other properties the Company previously managed for third parties. SAC Holdings, 4 SAC, 5 SAC, Galaxy and Private Mini are substantially controlled by Blackwater. Mercury is substantially controlled by Mark V. Shoen. James P. Shoen, a significant stockholder and director of AMERCO and an estate planning trust benefitting the Shoen children have an interest in Mercury.

The Company leases space for marketing company offices, vehicle repair shops and hitch installation centers from subsidiaries of SAC Holdings, 5 SAC and Galaxy. Total lease payments pursuant to such leases were $2.6 million, $2.4 million and $2.5 million for Fiscal 2013, 2012 and 2011, respectively. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to the Company.

At March 31, 2013, subsidiaries of SAC Holdings, 4 SAC, 5 SAC, Galaxy and Private Mini acted as U-Haul independent dealers. The financial and other terms of the dealership contracts with the aforementioned companies and their subsidiaries are substantially identical to the terms of those with the Company’s other independent dealers whereby commissions are paid by the Company based upon equipment rental revenue. However, in some instances the dealership contracts with these entities is for a specified term of years, as opposed to being on a month-by-month term. The Company paid the above mentioned entities $43.8 million, $41.7 million and $37.3 million in commissions pursuant to such dealership contract during Fiscal 2013, 2012 and 2011, respectively.

These agreements and notes with subsidiaries of SAC Holdings, 4 SAC, 5 SAC, Galaxy and Private Mini, excluding Dealer Agreements, provided revenue of $34.8 million, expenses of $2.6 million and cash flows of $159.6 million during Fiscal 2013. Revenues and commission expenses related to the Dealer Agreements were $200.3 million and $43.8 million, respectively for Fiscal 2013.

In February 2011, the Company and U.S. Bank National Association (the “Trustee”) entered into the U-Haul Investors Club Indenture. The Company and the Trustee entered into this indenture to provide for the issuance of notes (“U-Notes”) by us directly to investors over our proprietary website, uhaulinvestorsclub.com. The U-Notes are secured by various types of collateral including rental equipment and real estate. U-Notes are issued in smaller series that vary as to principal amount, interest rate and maturity. U-Notes are obligations of the Company and secured by the associated collateral; they are not guaranteed by any of the Company’s affiliates or subsidiaries. As of March 31, 2013, Edward J. Shoen had invested $1.1 million in the Company’s U-Notes with interest rates between 6.10% and 6.75% and the largest aggregate amount outstanding during Fiscal 2013 was $1.2 million and during Fiscal 2013 received principal payments of $0.1 million. As of March 31, 2013, James P. Shoen (including separate trusts established for the benefit of his children) had invested $13.3 million in the Company’s U-Notes with interest rates between 3.00% and 8.00% and the largest aggregate amount outstanding during Fiscal 2013 was $13.3 million and during Fiscal 2013 received principal payments of $0.5 million. As of March 31, 2013, Samuel J. Shoen had invested $1.2 million in the Company’s U-Notes with interest rates between 4.50% and 8.00% and the largest aggregate amount outstanding during Fiscal 2013 was $1.2 million and during Fiscal 2013 received principal payments of $21 thousand.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the SEC.  Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during Fiscal 2013, all Section 16(a) filings applicable to its directors, officers and 10% stockholders were filed on a timely basis.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board by addressing communications to the Board of Directors of AMERCO c/o the Secretary of AMERCO at 2721 N. Central Avenue, Phoenix, Arizona 85004.  All such communications, or summaries thereof, will be relayed to the Board.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the proxy statement and form of proxy relating to the 2013 Annual Meeting of Stockholders of AMERCO, a stockholder proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the SEC and received by the Secretary of AMERCO, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, Arizona 85004, on or before March ___, 2014. Stockholder proposals submitted outside the processes of Rule 14a-8 will be considered untimely if submitted after June ___, 2014. If a stockholder submits a proposal after the close of business on June ___, 2014, the Company’s proxy holders will be allowed to use their discretionary authority to vote against the proposal when and if the proposal is raised at the 2014 Annual Meeting. Proposals to be presented at the 2014 Annual Meeting of Stockholders of AMERCO that are not intended for inclusion in the proxy statement and form of proxy must be submitted by that date and in accordance with the applicable provisions of the Company’s Bylaws, a copy of which is available upon written request, delivered to the Secretary of AMERCO at the address in the preceding sentence. The Company suggests that proponents submit their proposals to the Secretary of AMERCO by Certified Mail-Return Receipt Requested.

OTHER MATTERS

A copy of the Company’s Annual Report for the year ended March 31, 2013 may be viewed and downloaded from proxyvote.com, from the Company’s Investor Relations website at amerco.com, may be requested via e-mail through either such website, or may be requested telephonically at 1-800-579-1639. The Annual Report is not to be regarded as proxy solicitation material.

With respect to Company stockholders’ meetings following the Annual Meeting, the Company anticipates to continue furnishing proxy materials to stockholders by posting such materials on an internet website in accordance with applicable laws, and providing stockholders with notice of internet availability of such materials. Paper copies of such materials will be available to stockholders on request, for a period of one year, at no cost, in accordance with applicable laws.

UPON REQUEST, THE COMPANY WILL PROVIDE BY FIRST CLASS U.S. MAIL, TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, WITHOUT CHARGE, A COPY OF THIS PROXY STATEMENT, THE PROXY CARD, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEARS ENDED MARCH 31, 2012 AND MARCH 31, 2013, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED TO: DIRECTOR, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

EXHIBIT A

AMERCO 2013 ANNUAL MEETING OF STOCKHOLDERS

August 29, 2013

Phoenix, Arizona

MEETING PROCEDURES

In fairness to all stockholders attending the 2013 Annual Meeting of Stockholders (“Annual Meeting”) of AMERCO, and in the interest of an orderly meeting, we ask you to honor the following:

A. The meeting will not be open to the public. Pursuant to Section 6 of Article II of AMERCO’s Restated Bylaws (the “Bylaws”), attendance at the Annual Meeting is limited to (i) stockholders entitled to vote at the Annual Meeting and (ii) the persons upon whom proxies valid for purposes of the meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution). A person otherwise entitled to attend the Annual Meeting will cease to be so entitled if, in the judgment of the chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the Annual Meeting. Stockholders of record or their proxies and beneficial owners may be asked to show proof of entitlement to attend the Annual Meeting. Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. In addition, the media will not be given access to the meeting. The meeting will be webcast over the internet at amerco.com and such webcast will be open to the public. We encourage stockholders and other stakeholders and media members to watch the Annual Meeting via our webcast. We believe this is one way to reduce the carbon footprint attributable to the Annual Meeting.

B. With the exception of cameras and recording devices provided by the Company, cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

C. Pursuant to Article II, Section 9 of the Bylaws after calling the meeting to order, the Chairman will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the Inspector of Elections. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted.

D. Pursuant to Article II, Section 9 of the Bylaws the Chairman of the meeting has, among other things, absolute authority to determine the order of business to be conducted at the Annual Meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the Annual Meeting (including any informal, or question-and answer, portions thereof).

E. When an item is before the Annual Meeting for consideration, questions and comments are to be confined to that item only.

F. Pursuant to Article II, Section 5 of the Bylaws, only such business (including director nominations) as shall have been properly brought before the meeting shall be conducted.

Pursuant to the Bylaws, in order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the meeting given to stockholders on the record date for such meeting by or at the direction of the Board of Directors of the Company (the “Board”), (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the Annual Meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary no later than March 20, 2013.

b) Such notice must have set forth:

i.a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,

ii.the name and address of the person proposing to bring such business before the meeting,

iii. the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,

iv.if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, as amended, or any successor thereto (the "Exchange Act"), and the written consent of each such nominee to serve if elected,

v. any material interest of such stockholder in the specified business,

vi. whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

vii. all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to the Exchange Act.

No business shall be brought before any meeting of the Company's stockholders otherwise than as provided in this Section. The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

G.  At the appropriate time, any stockholder who wishes to address the Annual Meeting should do so only upon being recognized by the Chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

H. Pursuant to Article II, Section 6 of the Bylaws, a person otherwise entitled to attend the Annual Meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group.

I. If there are any question’s remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary's desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after such meeting.

J. Pursuant to Article II, Section 12 of the Bylaws, all informalities or irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the Annual Meeting.

K. The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

L.  It is requested that common courtesy be observed at all times.

Our objective is to (1) encourage open communication and the free expression of ideas that are conducive to the best interests of stockholders of the Company, and (2) to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation in accomplishing these objectives will be sincerely appreciated by the Company and its stockholders.

EXHIBIT B

PROPOSED AMENDMENT AND RESTATED ARTICLES OF INCORPORATION OF AMERCO

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF AMERCO

The undersigned, Chairman and President ~~and Secretary~~ of AMERCO, a Nevada corporation, in accordance with Section 78.403 of the ~~General Corporation Law of Nevada, restate~~ Nevada Revised Statutes, as amended, does hereby certify that set forth below are the Amended and Restated Articles of Incorporation of AMERCO (the “Articles of Incorporation”) and to that end ~~set~~ sets forth that:

~~1. The name of the Corporation is AMERCO.~~

1.The name of this Corporation is AMERCO (hereinafter this “Corporation”). These Articles of Incorporation, as amended and restated as provided herein, were approved and adopted by a vote of the stockholders of the Corporation constituting ___% of the shares entitled to vote on such matter, at a duly constituted meeting of the stockholders of the Corporation on August 29, 2013, notice of such meeting having been properly given to each stockholder entitled to vote on such matter.

2. The name and address of the resident agent is The Corporation Trust Company of Nevada, ~~One First~~ 311 S. Division Street, ~~Reno~~ Carson City, Nevada ~~89501~~89703.

~~3. The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada including but not in any way limited to acting as a holding company, and acquiring by purchase, merger, or otherwise, wholly or partially owned subsidiary corporations.~~

3. ~~4.~~ The Corporation may engage in any lawful activity.

4. The Corporation shall have all the general and specific powers authorized ~~for corporations in the General Corporation Law of Nevada as now or hereafter in effect~~ by law.

5. The total number of shares of common stock which this ~~corporation~~ Corporation is authorized to issue is (i) One Hundred and Fifty Million (150,000,000) shares of common stock with a par value of Twenty-five Cents ($0.25) per share ("Common Stock, $0.25 Par Value"), and (ii) One Hundred and Fifty Million (150,000,000) shares of common stock ("Serial Common Stock"), with the Board of Directors having authority to issue shares of Serial Common Stock in one or more classes or series (the number of shares of each class or series being determined by the Board of Directors), with or without par value, and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as shall be stated or expressed in the resolution regarding such Serial Common Stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of the Articles of Incorporation, or any amendment thereto. For purposes of these Articles of Incorporation, the term "common stock" includes Common Stock, $0.25 Par Value and Serial Common Stock.

In addition to the common stock authorized to be issued by the foregoing paragraph, this ~~corporation~~ Corporation is authorized to issue Fifty Million (50,000,000) shares of ~~Preferred Stock~~ preferred stock, with the Board of Directors having authority to issue such shares in one or more classes or series (the number of shares of each class or series being determined by the Board of

Directors), with or without par value, and with such voting powers, designations, preferences limitations, restrictions, and relative right as shall be stated or expressed in the resolution regarding such preferred stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of ~~the~~ these Articles of Incorporation, or any amendment thereto.

~~Incorporation, or any amendment thereto.~~

6. For the management of the business, and for the conduct of the affairs of the Corporation, and for the further definition, limitation, and regulation of the powers of the Corporation and its directors and stockholders, it is further provided:

A. ~~BOARD OF DIRECTORS.~~ Board of Directors The Board of Directors of the Corporation (Board of Directors”) shall consist of not less than 4 nor more than 8 directors, the exact number of ~~directors~~ members of the Board of Directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. ~~The directors shall be divided into four classes, designated Class I, Class II, Class III and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire~~

A director shall hold office for a term of one year, commencing upon the effective time of his or her appointment or election to the Board of Directors, and ending at the next ~~Board of Directors. At the 1990 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, Class III directors for a three-year term, and Class IV directors for a four-year term. At each~~ succeeding annual meeting of stockholders, ~~commencing in 1991, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a four-year term.~~

~~If~~ of the ~~number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders.~~

~~A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify,~~ Corporation; subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Directors need not be stockholders. The names ~~and addresses~~ of the current members of the ~~board of Directors are:~~ Board of Directors are: Edward J. Shoen, James E. Acridge, Charles J. Bayer, John P. Brogan, John M. Dodds, Michael L. Gallagher, Daniel R. Mullen and James P. Shoen, each with an address of c/o 1325 Airmotive Way, Suite 100, Reno, Nevada 89502.

~~NAME~~	~~ADDRESS~~
~~Edward J. Shoen~~ 	~~2727 N. Central Ave. Phoenix, AZ 85004~~
~~Mark V. Shoen~~ 	~~2727 N. Central Ave. Phoenix, AZ 85004~~

~~James P. Shoen~~ 	~~2727 N. Central Ave. Phoenix, AZ 85004~~
~~Richard J. Herrera~~ 	~~2727 N. Central Ave.  Phoenix, AZ 85004~~
~~John M. Dodds~~ 	~~2727 N. Central Ave. Phoenix, AZ 85004~~
~~Charles J. Bayer~~ 	~~2727 N. Central Ave. Phoenix, AZ 85004~~
~~W.E Carty~~ 	~~2727 N. Central Ave. Phoenix, AZ 85004~~
~~Aubrey K. Johnson~~ 	~~2727 N. Central Ave. Phoenix, AZ 85004~~

B. ~~POWERS OF BOARD.~~ Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

~~(i)To make, alter, amend, and repeal the By-Laws, subject to the power of the Stockholders to amend the By-laws, which power may be exercised only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the Stockholders, the notice of which meeting must include the proposed amendment. This Article 6.B(i) may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment.~~

(i)  ~~(ii)~~ To make, alter, amend, and repeal the By-Laws, as provided therein;

(ii)Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so, by resolution of the Board of Directors or of the ~~Stockholders~~ shareholders of the Corporation;

(iii)To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board of Directors, in its sole discretion, may determine, and to pledge or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property;

(iv) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

(v) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

(vi) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

(vii) To designate, by resolution or resolutions passed by a majority of the whole Board of Directors, one or more committees, each consisting of ~~two~~ one or more directors, which, to the ~~extend~~ extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board of Directors;

(viii) To provide for the reasonable compensation of its own members by By-Laws, and to fix the terms and conditions upon which such compensation will be paid; and

(ix) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

C. A ~~directors~~ director or officer of the ~~corporation~~ Corporation shall not be personally liable to this ~~corporation~~ Corporation or its stockholders for damages for ~~beach~~ breach of fiduciary duty as a director or officer, but this ~~article~~ Article shall not eliminate or limit the liability of a director or officer for (i) acts of omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the ~~corporation~~ Corporation for acts or omissions prior to such repeal or modification.

~~7. [Intentionally Omitted as provided for in N.R.S. Section 78.403(3)].~~

7.  ~~8.~~ Except as otherwise provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

~~9. No contract or other transaction between this Corporation and any other Corporation shall be void or voidable because of the fact that any of the directors of this Corporation are interested in, or are directors of, such other Corporation, provided that the fact that he or such other Corporation is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation; and any director of the Corporation who is also a director or officer of such other Corporation, or is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.~~

8.To the extent and upon the terms and provisions provided in NRS 78.140 and other applicable laws and regulations, a contract or other transaction is not void or voidable solely because (A) The contract or transaction is between (i) the Corporation and one or more of its Directors or officers, or (ii) another corporation, firm or association in which one or more of its directors or officers are Directors or officers of the Corporation or are financially interested; (B) A common or interested Director or officer (i) is present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction; or (ii) joins in the signing of a written consent which authorizes or approves the contract or transaction pursuant to subsection 2 of NRS 78.315; or (C) The vote or votes of a common or interested Director are counted for the purpose of authorizing or approving the contract or transaction.

9.  ~~10.~~ The duration of this Corporation shall be perpetual.

10. ~~11.~~The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of this ~~corporation~~ Corporation entitled to vote shall be required to approve, adopt or authorize:

A. ~~(A)~~ Any agreement for the merger, consolidation, amalgamation or combination of this ~~corporation~~ Corporation with or into any other person, firm, corporation or other entity which is an Interested Stockholder (as hereafter defined);

B. ~~(B)~~ Any sale, lease, exchange or other disposition to or with this ~~corporation~~ Corporation of any assets of any Interested Stockholder;

C. ~~(C)~~ Any sale, lease, exchange or other disposition by this ~~corporation~~ Corporation of all or substantially all of the assets of this ~~corporation~~ Corporation to or with an Interested Stockholder;

D. ~~(D)~~ Any plan or proposal for liquidation or dissolution of this ~~corporation~~ Corporation if any ~~Shareholder~~ shareholder of this ~~corporation~~ Corporation is an Interested Stockholder; or

E. ~~(E)~~ Any reclassification of securities (including any reverse stock split) or recapitalization of this ~~corporation~~ Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or convertible securities of this ~~corporation~~ Corporation, directly or indirectly owned by an Interested Stockholder.

As used herein, Interested Stockholder shall mean any person, firm,

corporation or other entity which, as of the record date for the determination of ~~Shareholders~~ shareholders entitled to notice of and to vote on any of the above transactions, is the beneficial owner, directly or indirectly, of more than five percent (5%) of the voting power of any class of outstanding voting ~~stock~~ shares of this ~~corporation~~ Corporation. For the purposes hereof, any person, ~~firms~~ firm, corporation or other entity ~~shall~~ will be deemed to be the beneficial owner of ~~any shares of~~ outstanding voting ~~stock~~ shares of this ~~corporation~~ Corporation in which (i) it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, ~~or~~ (ii) investment power over the shares, including, without limitation, the power to dispose, or to direct the disposition, of the shares, or (iii) are owned, directly or indirectly (including shares deemed owned through the application of clause (i) above), by any other person, firm, corporation or other entity with which it has any agreement, arrangement or understanding, whether or not in writing, with respect to the acquisition, holding, voting or disposition of voting stock of this ~~corporation~~ Corporation, or which is its "affiliate" or "associate" as those terms are defined in the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

The Board of Directors of this ~~corporation~~ Corporation shall have the power and duly, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, to determine (and such determination shall be conclusive) for the purposes of this Article ~~11~~ 10, on the basis of information known to it, whether (i) any person, firm, corporation or other entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this ~~corporation~~ Corporation, (ii) any proposed sale, lease, exchange or other disposition involves all or substantially all of the assets of this ~~corporation~~ Corporation, or (iii) any person, firm, corporation or other entity has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of voting stock of this ~~corporation~~ Corporation with any other person, firm, corporation or other entity.

Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of common stock of this ~~corporation~~ Corporation entitled to vote shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article ~~11~~ 10.

The respective two-thirds (2/3rds) voting requirements specified above for any of the transactions referred to in any one or more of paragraphs ~~A~~ 10.A through ~~E~~ 10.E above, or to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article ~~11~~ 10, shall not be applicable to a proposed action which has been approved or recommended by majority of the Disinterested ~~Directors~~ directors. As used herein, a "Disinterested Director" means (i) any Director of the ~~corporation~~ Corporation who was a Director as of July 24, 1988, or (ii) was thereafter elected by the ~~Shareholders~~ shareholders or appointed by the Board of Directors of this ~~corporation~~ Corporation and was not at the time of such election or appointment associated with or an affiliate of an Interested Stockholder directly or indirectly involved in the transaction or proposal before the Board of Directors, or (iii) a person designated, before his election or appointment as a Director, as a Disinterested Director by a majority of Disinterested ~~Directors~~ directors then on the Board of Directors.

11. ~~12.~~ Stockholder action by written consent is prohibited. This Article ~~12~~ 11 may be amended only by the affirmative vote of two-thirds (2/3rds) of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the ~~Stockholders~~ shareholders, the notice of which meeting must include the proposed amendment.

12.   Indemnification:

A.      The Corporation must indemnify and hold harmless, to the fullest extent permitted or authorized by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Covered Action”), by reason of the fact that he or she, or a person for whom he or she is legal representative, is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (a “Covered Entity”), including service with respect to employee benefit plans, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person, so long as such covered person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

Notwithstanding the foregoing, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Notwithstanding the foregoing, the Corporation shall only be required to indemnify a Covered Person in connection with a Covered Action (or part thereof) commenced by such Covered Person if the commencement of such Covered Action (or part thereof) by the Covered Person was authorized by the Board of Directors.

B.      The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Director or officer in defending any Covered Action as they are incurred and in advance of its final disposition so long as such Director or officer provides an undertaking to repay all amounts advanced if it should be ultimately determined that such Director or officer is not entitled to be indemnified under this Article 12 or otherwise.

C.     If a claim for indemnification or advancement of expenses under this Article 12 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D.     The rights conferred on any Covered Person by this Article 12 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, the By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. This Article 12 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

E.      The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a Director, officer, employee or agent of a Covered Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Covered Entity.

F.      Any repeal or modification of the foregoing provisions of this Article 12 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

G.     In furtherance and not in limitation of any powers conferred by statute:

(i)      The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is serving in any capacity, at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability or expense under the provisions of law; and

(ii)      The Corporation may create a trust fund, grant a security interest or lien on any assets of the corporation and/or use other means (including, without limitation, letters of credit, guaranties, surety bonds and/or other similar arrangements), and enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

(iii)      The Corporation may, as determined appropriate by the Board of Directors, enter into any agreements, contracts or arrangements, including indemnification agreements, with directors and officers of the Corporation, in furtherance of this Article 12.

IN WITNESS WHEREOF, the undersigned certifies that he is the Chairman and President of AMERCO, a Nevada corporation, and further that the Board of Directors of the Corporation, by resolution dated June 5, 2013, and the stockholders of the Corporation at their meeting dated August 29, 2013, authorized these Amended and Restated Articles of Incorporation.

DATED:  August 29, 2013.

AMERCO, a Nevada corporation

By: _______________________________________

Edward J. Shoen, Chairman and President

STATE OF ARIZONA)

)

COUNTY OF MARICOPA)

This instrument was acknowledged before me on August 29, 2013, by Edward J. Shoen, Chairman and President of AMERCO, a Nevada corporation, on behalf of said entity.

___________________________

NOTARY PUBLIC

My commission expires:

~~In Witness Whereof, we have executed the foregoing Restated Articles of Incorporation of AMERCO this 23rd day of January, 1997.~~

~~/s/ Edward J. Shoen~~

 ~~Edward J. Shoen, President~~

~~/s/ Gary V. Klinefelter~~

~~Gary V. Klinefelter, Secretary~~

~~STATE OF ARIZONA )~~

~~)ss.~~

~~County of Maricopa )~~

~~The foregoing instrument was acknowledged before me this 23rd day of January, 1997, by Edward J. Shoen, President of AMERCO, a Nevada corporation, on behalf of the corporation.~~

~~/s/ Nancy Jo Beiley~~

~~Notary Public~~

~~My commission expires:~~
~~5-22-99~~

~~STATE OF ARIZONA )~~

~~)ss.~~

~~County of Maricopa )~~

~~The foregoing instrument was acknowledged before me this 23rd day of January, 1997, by Gary V. Klinefelter, Secretary of AMERCO, a Nevada corporation, on behalf of the corporation.~~

~~/s/ Nancy Jo Beiley~~

~~Notary Public~~

~~My commission expires:~~
~~5-22-99~~

~~EXHIBIT A AMERCO~~
~~SERIES A COMMON STOCK~~

~~(a) Designation. A series of Serial Common Stock (as defined in the Articles of Incorporation) is hereby designated "Series A Common Stock." The number of shares constituting the Series A Common Stock is 10,000,000. Shares of the Series A Common Stock shall have a par value of $0.25.~~

~~(b) Dividends and Distributions. Shares of the Series A Common Stock shall be entitled to receive such dividends and distributions as may be declared by the Board of Directors from time to time and shall be payable, when and as declared by the Board of Directors.~~

~~(c) Conversion. The holders of shares of the Series A Common Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of [ILLEGIBLE] Corporation.~~

~~(d) Voting. The shares of the Series A Common Stock shall be entitled to one vote per share.~~

~~(e) Liquidation Rights. Upon the dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Series A Common Stock shall be entitled to distribution of the assets of the Company on a pari passu basis with the Company's common stock, $0.25 par value.~~

~~EXHIBIT B AMERCO~~
~~SERIES B COMMON STOCK~~

~~(a) Designation. A series of Serial Common Stock (as defined in the Articles of Incorporation) is hereby designated "Series B Common Stock." The number of shares constituting the Series B Common Stock is 10,000,000. Shares of the Series B Common Stock shall have a par value of $0.25.~~

~~(b) Dividends and Distributions. Shares of the Series B Common Stock shall be entitled to receive such dividends and distributions as may be declared by the Board of Directors from time to time on a pari passu basis with the Corporation's Common Stock and Series A Common Stock and shall be payable, when and as declared by the Board of Directors.~~

~~(c) Conversion. The holders of shares of the Series B Common Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.~~

~~(d) Voting. The shares of the Series B Common Stock shall be entitled to one-tenth (1/10) of one vote per share.~~

~~(e) Liquidation Rights. Upon the dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Series B Common Stock shall be entitled to distribution of the assets of the Corporation on a pari passu basis with the Corporation's Common Stock and Series A Common Stock.~~

~~EXHIBIT C~~

~~AMERCO~~

~~SERIES A PREFERRED STOCK~~

~~(a) Designation. A series of preferred stock is hereby designated "Series A 8 1/2% Preferred Stock." The number of shares constituting the Series A Preferred Stock is 6,100,000. Shares of the Series A Preferred Stock shall have a liquidation preference of $25.00 per share and shall have no par value.~~

~~(b) Dividend Rate.~~

~~(i) Shares of the Series A Preferred Stock shall be entitled to receive dividends at a fixed annual rate of $2.125 per share. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board of Directors, quarterly for each of the quarters ending February, May, August, and November of each year, payable in arrears on the first business day that is not a legal holiday of each succeeding March, June, September, and December, commencing December 1, 1993. Each such dividend shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock records of the Corporation on the applicable record date, not exceeding 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as may be fixed by the Board of Directors, which shall not exceed 15 days preceding such dividend payment date thereof.~~

~~(ii) No dividends shall be declared or paid or set apart for payment on any shares of any class or classes of stock of the Corporation or any series thereof ranking, as to dividends,on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividend. When dividends are not paid in full, as aforesaid, upon the shares of the Series A Preferred Stock and any other shares of any class or classes of stock or series thereof ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and any other shares of such class or classes of series thereof ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of the Series A Preferred Stock and such other shares shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and such other shares bear to each other. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.~~

~~(iii) So long as any shares of the Series A Preferred Stock are outstanding, no dividend (other than a dividend in common stock or in any other shares ranking junior to the Series A Preferred Stock as to dividends and upon Liquidation (as defined in subsection (f) (i) and other than as provided in paragraph (ii) of this subsection (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the shares of any class or classes of stock of the Corporation or any series thereof ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon Liquidation nor shall any of the shares of any class or classes of stock of the Corporation or any series thereof ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon Liquidation be redeemed, purchased, or otherwise acquired or any consideration paid (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, or any subsidiary thereof (except by~~

~~conversion into or exchange for shares of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past dividend payment periods.~~

~~(iv) Dividends payable on the Series A Preferred Stock for any period less than a full quarterly dividend period, and for the dividend period beginning on the date of issuance of the shares of the Series A Preferred Stock, shall be computed on the basis of a 360-day year consisting of 12 30-day months. The amount of dividends payable on shares of the Series A Preferred Stock for each full quarterly dividend period shall be computed by dividing by 4 the annual rate per share set forth above in subsection (b) (i).~~

~~(c) Redemption.~~

~~(i) The shares of the Series A Preferred Stock shall not be redeemable prior to December 1, 2000. On and after December 1, 2000, the Corporation, at its option, may redeem shares of the Series A Preferred Stock, as a whole or in part, for cash, at any time or from time to time, at a redemption price of $25.00 per share plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.~~

~~(ii) In the event that fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.~~

~~(iii) In the event the Corporation shall redeem shares of the Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation, or by publishing notice thereof in The Wall Street Journal or The New York Times, or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to each holder of the shares of the Series A Preferred Stock to be redeemed. Each such mailed or published notice shall state: (v) the redemption date; (w) the number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (x) the redemption price; (y) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (z) that dividends on the shares to be redeemed will cease to accrue on such redemption date. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of the Series A Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of the Series A Preferred Stock to be so redeemed.~~

~~(iv) Notice having been mailed as aforesaid, then, notwithstanding that the certificates evidencing the shares of the Series A Preferred Stock shall not have been surrendered, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders (including dividend and voting rights) of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the~~

~~redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.~~

~~(v) Any shares of the Series A Preferred Stock that shall at any time have been redeemed shall, after such redemption, in the discretion of the Board of Directors of the Corporation, be (x) held in treasury or (y) resume the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.~~

~~(vi) Notwithstanding the foregoing provisions of this subsection (c), if any dividends on the Series A Preferred Stock are in arrears, no shares of the Series A Preferred Stock shall be redeemed~~

~~unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not, and shall not permit any subsidiary thereof to, purchase or otherwise acquire any shares of the Series A Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series A Preferred Stock.~~

~~(d) Conversion. The holders of shares of the Series A Preferred Stock shall not have any rights here in to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.~~

~~(e) Voting. The shares of the Series A Preferred Stock shall not have any voting powers either general or special, except as required by law and except that:~~

~~(i) So long as any of the shares of the Series A Preferred Stock are outstanding, the consent of the holders of at least two-thirds of all the shares of the Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, affecting or validating the amendment, alteration, or repeal of any of the provisions of the Articles of Incorporation of the Corporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of amendment or any similar document relating to any series of preferred stock) that would adversely affect the powers, preferences, or special rights of the Series A Preferred Stock, including the creation or authorization of any class of stock that ranks senior to the Series A Preferred Stock with respect to dividends or upon Liquidation. Any amendment or any resolution or action of the Board of Directors that would create or issue any series of preferred stock out of the authorized shares of preferred stock, or that would authorize, create, or issue any shares or class of stock (whether or not already authorized), ranking junior to or on a parity with the Series A Preferred Stock with respect to the payment of dividends and distributions and distributions upon any Liquidation, shall not be considered to affect adversely the powers, preferences, or special rights of the outstanding shares of the Series A Preferred Stock;~~

~~(ii) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the dividends accumulated on the outstanding shares of the Series A Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, and all such preferred dividends remain unpaid (a "Preferred Dividend Default"), the holders of outstanding shares of the Series A Preferred Stock, voting together as a class with the holders of all other series of preferred stock then entitled to vote on the election of such directors, shall be entitled to elect two directors to the Board of Directors of the Corporation until the full dividends accumulated on all outstanding shares of the Series A Preferred Stock have been declared and paid in full. Upon the occurrence of a Preferred Dividend Default, the Board of Directors shall within 10 business days (any day other than a day that is a Saturday, Sunday, or legal holiday on which banks are authorized to close in New York, New York) of such default call a special meeting of the holders~~

~~of shares of the Series A Preferred Stock and all other holders of a series of preferred stock who are then entitled to participate in the election of such two directors for the purpose of electing the two directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all other series of preferred stock who are then entitled to participate in the election of such two directors may, by action taken by written consents permitted by law and the Articles of Incorporation and the Bylaws of the Corporation, elect such two directors. If and when all accumulated dividends on the shares of the Series A Preferred Stock have been declared and paid or set aside for payment in full, the holders of shares of the Series A Preferred Stock shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferred Dividend Default. Upon termination of such special voting rights attributable to all holders of shares of the Series A preferred stock, each director elected by the holders of shares of the Series A Preferred Stock and the holders of any other series of preferred stock (hereinafter referred to as a "Preferred Stock Director") pursuant to such special voting rights shall, without further action, be deemed to have resigned, subject always to the election of directors pursuant to the foregoing provisions in case of a future Preferred Dividend Default. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by, the vote of the holders of record of two-thirds of the outstanding shares of the Series A Preferred Stock and all other series of preferred stock who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purpose or by written consent as, and to the extent, permitted by law and the Articles of Incorporation and the Bylaws of the Corporation. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director shall be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all other series of preferred stock who are then entitled to participate in the election of such Preferred Stock Directors as provided above. As long as a Preferred Dividend Default shall continue, holders of shares of the Series A Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.~~

~~(f) Liquidation Rights.~~

~~(i) Upon the dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment has been made of the debts and other liabilities of the Corporation and payment or provision for payment has been made on all amounts required to be paid in respect of all outstanding shares of any class or classes of stock of the Corporation or series thereof ranking senior to the shares of the Series A Preferred Stock, the holders of the shares of the Series A Preferred Stock shall be entitled, subject to paragraph (iv) of this subsection (f), to receive out of the assets of the Corporation, before any payment or distribution shall be made on common stock or on any other class of stock ranking junior to preferred stock upon Liquidation, the amount of $25.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.~~

~~(ii) Neither the sale, transfer, or lease of all or any part of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a Liquidation for the purposes of this subsection (f).~~

~~(iii) After the payment to the holders of the shares of the Series A preferred Stock of the full preferential amounts provided for in this subsection (f), the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation and the shares of the Series A Preferred Stock shall no longer be deemed to be outstanding or be~~

~~entitled to any other powers, preferences, rights, or privileges, including voting rights, and such shares shall be surrendered for cancellation to the Corporation.~~

~~(iv) In the event the assets of the Corporation available for distribution to the holders of shares of the Series A Preferred Stock upon any Liquidation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (i) of this subsection (f), no such distribution shall be made on account of any shares of any series of preferred stock ranking on a parity with the shares of the Series A Preferred stock upon such Liquidation unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such Liquidation.~~

~~(g) Priority. Any shares of any class or classes of the Corporation or series thereof shall be deemed to rank:~~

~~(i) Prior to the shares of the Series A Preferred Stock, either as to dividends or upon Liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holders of shares of the Series A Preferred Stock;~~

~~(ii) On a parity with shares of the Series A Preferred Stock, either as to dividends or upon~~

 ~~Liquidation, whether or not the dividend rates, dividend payment dates, or redemption or Liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Preferred Stock, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in proportion to their respective dividend rates or Liquidation prices, without preference or priority, one over the other, as between the holders of such shares and the holders of shares of the Series A Preferred Stock; and~~

~~(iii) Junior to shares of the Series A Preferred Stock, either as to dividends or upon Liquidation, if such class is common stock or if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holders of shares of such class or classes.~~

~~(h) Sinking or Retirement Fund. The shares of the Series A Preferred Stock shall not be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares.~~

~~(i)Miscellaneous.~~

~~(i) Subject to paragraph (iii) of subsection (c) above, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by first class mail with postage prepaid, addressed: if to the Corporation, to its offices at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239 (Attention: Secretary); if to a holder, to the address thereof shown on the security register maintained by the registrar for the Series A Preferred Stock; or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.~~

~~(ii) In the event a holder of shares of the Series A Preferred Stock shall not by written notice designate the name to whom payment upon redemption of any shares of the Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.~~

~~EXHIBIT D AMERCO~~

~~SERIES B PREFERRED STOCK~~

~~The Series Designated as Series B Preferred Stock (the "Series B Preferred"), will consist of 100,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions described below. Shares of the Series B Preferred shall have liquidation rights as provided in Section 2 and shall have no par value. Certain capitalized terms used below have the meanings given in Section 11.~~

~~1. DIVIDENDS AND DISTRIBUTIONS.~~

~~a. REGULAR DIVIDENDS. Subject to the prior rights of the holders of Senior Shares, if any, the Holder, in preference to the holders of Junior Shares, shall be entitled, in conjunction with any provision then being made for the holders of Parity Shares, to receive, when, as and if declared by the Board of Directors, out of any funds of the Corporation lawfully available for the payment of dividends, payable on the last day of each Payment Period, cumulative cash dividends at, but not exceeding, (i) the product of the Conversion Value times the Floating Rate, plus (ii) any Additional Amounts, payable on the last day of each Payment Period following the date of this Certificate. If the stated dividends are not paid in full, the Series B Preferred and all Parity Shares shall share ratably in the payment of dividends, including accumulations thereof, if any, on such shares in accordance with the sums that would be payable on such shares if all dividends were paid in full.~~

~~b. NOTICE. The Holder will notify the Corporation of any event occurring after the date of this Certificate which will entitle the Holder to receive any Additional Amounts as promptly as practicable after it obtains knowledge thereof but in any event within thirty (30) days after it obtains knowledge thereof and determines to request such compensation. Determinations and allocations by the Holder for purposes hereof of the effect of any Regulatory Change on its costs of purchasing or holding the Series B Preferred or on amounts receivable by it in respect of the Series B Preferred and of the additional amounts required to compensate the Holder in respect of any Additional Amounts, shall be prima facie valid provided that such determinations and allocations are made on a reasonable basis.~~

~~c. PRIORITY. Any and all dividends payable on the Series B Preferred shall be paid in preference and in priority to the payment of dividends or distributions on any Junior Shares. So long as any Series B Preferred shares are outstanding, no dividends whatever shall be paid or declared, nor shall any distribution be made, on any Junior Shares, other than a dividend or distribution payable in Junior Shares, nor shall the Corporation or any subsidiary of the Corporation purchase, redeem or otherwise acquire for a consideration any Junior Shares, unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series B Preferred for all Payment Periods terminating on or prior to the date of payment of such purchase, redemption or acquisition.~~

~~2. LIQUIDATION RIGHTS.~~

~~a. GENERALLY. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any amount shall be paid to the holders of any Junior Shares, the Holder of the Series B Preferred shall be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to, but not exceeding, (i) the Conversion Value, as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and~~

~~the like of the Series B Preferred, plus (ii) all accrued but unpaid dividends (including any interest accrued thereon calculated through the date of liquidation (the "Liquidation Date")). If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds thus distributed to the Holder shall be insufficient to permit the payment to the Holder of its full liquidation preferences,~~

~~then the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock (other than Senior Shares) shall be distributed ratably to the Holder and the holders of any Parity Shares.~~

~~b. EVENTS DEEMED A LIQUIDATION. For purposes of this Section 2, the Holder may elect to have treated as a liquidation, dissolution or winding up of the Corporation the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization of the Corporation, unless the stockholders of the Corporation immediately prior to any such transaction are holders of a majority of the voting securities of the surviving or acquiring corporation immediately thereafter (and for purposes of this calculation equity securities which any stockholder or the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded).~~

~~c. PRIORITY. Any amounts payable on the Series B Preferred in the event of any liquidation, dissolution or winding up of the Corporation shall be paid in preference and in priority to the payment of any amounts payable on Junior Shares.~~

~~3. CONVERSION. The Holder has conversion rights as follows (the "Conversion Rights"):~~

~~a. RIGHT TO CONVERT. Upon each of the following to occur from time to time: (i) August 31, 1997, and for 10 Business Days thereafter; (ii) the first day of each fiscal quarter of the Corporation occurring after August 31, 1997, and for 10 Business Days after the first day of each such fiscal quarter; (iii) the expiration of ten days after the occurrence of an Event of Noncompliance under the Stock Purchase Agreement that is not then cured, and at any time thereafter; (iv) any dividends on the Series B Preferred becoming in arrears, and at any time thereafter; (v) the Corporation no longer holding more than 50% of the outstanding stock and assets of any of Ponderosa Holdings, Inc., Oxford Life Insurance Company or Republic Western Insurance Company, and at any time thereafter; or (vi) the Corporation or any of its subsidiaries completing any Excess Equity Offering, and at any time thereafter, then each share of Series B Preferred shall be convertible, at the option of the Holder, into either:~~

~~i. the number of fully paid and nonassessable shares of Series B Common Stock that results from dividing the Conversion Price per share in effect at the time of conversion into the per share Conversion Value but no more than the maximum amount authorized and available for issuance; or~~

~~ii. all of the shares of capital stock of Picacho then outstanding.~~

~~Upon conversion, all accrued but unpaid dividends (including interest accrued thereon calculated as of the Conversion Date) on the Series B Preferred shall be paid in cash, to the extent permitted by applicable law.~~

~~b. CONVERSION PRICE AND CONVERSION VALUE. The initial Conversion Price of the Series B Preferred shall be $25.00 per share, and the initial Conversion Value of the Series B Preferred shall be $1,000.00 per share. The initial Conversion Price of the Series B Preferred shall be subject to adjustment from time to time as provided in Section 3(d).~~

~~c. MECHANICS OF CONVERSION. To convert any shares of Series B Preferred, the Holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation, or notify the Corporation in writing that such certificates have been lost, stolen or destroyed and agree to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice (the "Conversion Notice") to the Corporation at such office that the Holder elects to convert the same, specifying whether the Series B Preferred~~

~~shares are to be converted into Series B Common Stock or shares of Picacho. As soon as practicable (but not more than one Business Day) after such delivery, or after such notification~~

~~, the Corporation shall issue and deliver at such office to the Holder, unless the Corporation shall elect instead to redeem the Series B Preferred as provided in Section 5:~~

~~i. A certificate or certificates for the number of shares of Series B Common Stock to which the Holder shall be entitled if the Holder has elected to convert the Series B Preferred into Series B Common Stock; or~~

~~ii. A certificate or certificates for all of the outstanding shares of Picacho, if the Holder has elected to convert the Series B Preferred into Picacho stock;~~

~~and, in either case, a check payable to the Holder in the amount of any accrued or declared but unpaid dividends payable pursuant to Section 1, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted or of the notification of lost certificates and the persons entitled~~

~~to shares of Series B Common Stock or Picacho stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such date (the "Conversion Date"). In the event of a notice of redemption of any shares of Series B Preferred pursuant to Section 5, the Conversion Rights shall terminate at the close of business on the Redemption Date, unless default is made in payment of the redemption price, in which case the Conversion Rights for such shares shall continue until such payment.~~

~~d. ADJUSTMENTS TO CONVERSION PRICE.~~

~~i. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price of the Series B Preferred shall be adjusted if the Corporation issues or is deemed to issue Additional Shares of Common Stock for a consideration per share that is less than the Conversion Price for the Series B Preferred in effect on the date of, and immediately prior to, such issue or deemed issue.~~

~~ii. DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the date of this Certificate issues any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares, (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(d)(iv)) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:~~

~~(1) except as provided in Section 3(d)(ii)(2), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;~~

~~(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with~~

~~respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and~~

~~(3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price.~~

~~iii. ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. Except as provided by Section 3(d)(ii)(2). In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(ii)) without consideration or for a consideration per share less than the Conversion Price of the Series B Preferred in effect on the date of and immediately prior to such issue, then and in each such event the Conversion Price of the Series B Preferred shall be reduced to the price (calculated to the nearest cent) at which the Additional Shares of Common Stock are issued.~~

~~iv. DETERMINATION OF CONSIDERATION. For purposes of this Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be determined after payment of all commissions paid or discounts given in connection with the issuance or deemed issuance of the shares and shall be computed as follows:~~

~~(1) CASH AND PROPERTY: Such consideration shall:~~

~~(a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation;~~

~~(b) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment: and~~

~~(c) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received for the Additional Shares of Common Stock, computed as provided in clauses (a) and (b) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.~~

~~(2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing:~~

~~(a) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by~~

~~(b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a~~

~~subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.~~

~~v. OTHER ADJUSTMENTS.~~

~~(a) SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATIONS OF SERIES B COMMON STOCK. In the event the outstanding shares of Series B Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Series B Common Stock, the Conversion Price of the Series B Preferred in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted to achieve the result that, upon conversion of the Series B Preferred into Series B Common Stock, the Holder shall receive, as nearly as possible, the same percentage of the outstanding shares of Series B Common Stock that it would have had the Series B Preferred been converted immediately prior to such subdivision, combination or consolidation.~~

~~(b) RECLASSIFICATIONS. In the case, at any time after the date of this Certificate, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a subdivision, combination or consolidation of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger (A) in which the Corporation is the continuing entity and that does not result in any change in the Common Stock or (B) that is treated as a liquidation pursuant to Section 2(b)), the Conversion Price shall be adjusted so that the shares of the Series B Preferred shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which the Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger if the Holder had converted the shares of the Series B Preferred into Series B Common Stock. The provisions of this clause 3(d)(v)(b) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.~~

~~e. NO ADJUSTMENTS TO CONVERSION VALUE. The Corporation shall not effect any stock split, stock dividend, combination or recapitalization of the Series B Preferred and, therefore, the Conversion Value of the Series B Preferred will not be adjusted.~~

~~f.CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Certificate and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series B Preferred at the time in effect, and (iii) the number of shares of Series B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.~~

~~g. STATUS OF CONVERTED STOCK. In case any shares of Series B~~

~~Preferred shall be converted pursuant to Section 3, the shares so converted shall be canceled, shall not be reissuable and shall cease to be part of the outstanding capital stock of the Corporation.~~

~~h. FRACTIONAL SHARES. In lieu of any fractional shares of Series B Common Stock to which the Holder would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Series B Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.~~

~~i.Miscellaneous.~~

~~i.All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.~~

~~ii.The Holder shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 3, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the Holder, the cost of such appraisal to be borne equally by the Corporation and the Holder.~~

~~iii. No adjustment in the Conversion Price of the Series B Preferred need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $0.01 or more in such conversion Price.~~

~~j. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred, such number of its shares of Series B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred. If at any time the number of authorized but unissued shares of Series B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Common Stock to such number of shares as shall be sufficient for such purpose.~~

~~4. VOTING RIGHTS.~~

~~a. Except as otherwise required by law and Subsection 4(b), the Holder shall have no voting rights with respect to the Series B Preferred.~~

~~b. So long as any of the shares of Series B Preferred are outstanding, the written consent of the Holder shall be necessary for authorizing, affecting or validating the amendment, alteration, or repeal of any of the provisions of the Articles of Incorporation of the Corporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of amendment or any similar document relating to any series of preferred stock) that would adversely affect the powers, preferences, or special rights of the Series B Preferred, including the creation or authorization of any class of Senior Shares or Parity Shares. Any amendment or any resolution or action of the Board of Directors that would create or issue any series of Junior Shares out of the authorized shares of preferred stock, or that would authorize, create, or issue any other Junior Shares (whether or not already authorized), shall not be considered to affect adversely the powers, preferences, or special rights of the outstanding shares of the Series B Preferred.~~

~~5. REDEMPTION.~~

~~a. OPTIONAL REDEMPTION. If the Holder exercises its Conversion Rights pursuant to Section 3, then instead of effecting the conversion, the Corporation may, by giving written notice to the Holder (a "Notice of Redemption") not later than one Business Day after receiving the Conversion Notice, elect to redeem all (but not less than all) of the Series B Preferred outstanding on the Redemption Date.~~

~~b. REDEMPTION VALUE. Upon any redemption of the Series B Preferred, the Corporation shall pay out of funds legally available therefor in cash a sum per share equal to the Conversion Value, together with (i) all accrued but unpaid dividends (including any interest accrued thereon) calculated as of the Redemption Date, (ii) if the Redemption Date is a date other than the last day of a Payment Period, the Interim Payment; and (iii) all other costs, fees, expenses, or amounts the Corporation is required to pay Holder pursuant to the Stock Purchase Agreement, regardless~~

~~of the reason for such redemption or such costs, fees, expenses, or amounts (collectively the "Redemption Value").~~

~~c. NOTICE OF REDEMPTION. Any Notice of Redemption given by the Corporation shall be delivered to the Holder, notifying the Holder of the redemption to be effected. The Notice of Redemption shall:~~

~~i. State that the Series B Preferred is to be redeemed;~~

~~ii.Specify the date (the "Redemption Date") on which the Series B Preferred is to be redeemed, which shall be not more than ten Business Days following the date the Corporation receives the Conversion Notice from the Holder;~~

~~iii. Request wire transfer or other instructions for the payment of the Redemption Value.~~

~~d. TRANSFER INSTRUCTIONS. Not less than one Business Day after delivery of the Notice of Redemption, the Holder shall provide the Corporation with instructions for wire or other transfer of the Redemption Value to the Holder.~~

~~e.COMPLETING THE REDEMPTION. On the Redemption Date:~~

~~i.The Holder shall surrender to the Corporation at the principal offices of the Corporation the Holder's certificate or certificates representing the shares to be redeemed or provide a notice to the Corporation in writing that such certificates have been lost, stolen or destroyed and that the Holder agrees to indemnify the Corporation from any loss incurred by it in connection with such certificates; and~~

~~ii.The Corporation shall pay the Redemption Value to the Holder by wire or other transfer acceptable to the Holder, and thereupon each surrendered or lost certificate shall be canceled.~~

~~f.LACK OF LEGALLY AVAILABLE FUNDS. If the funds of the Corporation legally available for redemption of the Series B Preferred are insufficient to redeem the total number of shares of Series B Preferred required to be redeemed on the Redemption Date, then, at the Holder's election in its sole discretion, the Corporation either shall redeem that number of shares of Series B Preferred for which the Corporation has funds legally available or shall not redeem any of the Series B Preferred.~~

~~g.EFFECT OF REDEMPTION. From and after the payment of the Redemption Value, all rights of the Holder shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.~~

~~6.NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall notify the Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.~~

~~7.NOTICES. All notices and other communications provided for in this Certificate shall be given or made in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at such address as shall be designated by such person in a notice to each other relevant person given in accordance with this Section, in addition to any other notices that may be required by law. All such communications shall be deemed to have~~

~~been duly given when transmitted by telecopy, subject to telephone confirmation or receipt, or when personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as provided herein.~~

~~8. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE CORPORATION HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THE SERIES B PREFERRED SHARES, THE STOCK PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.~~

~~9. INTEREST. Any amounts required to be paid under this Certificate that are not paid on the first day such payment may be made and any dividends in arrears~~

~~shall bear interest from that date at the lesser of (a) the Maximum Rate or (b) the sum of four percent plus the rate per annum publicly announced from time to time by NationsBank, N.A. as its prime rate in effect at its principal office in Charlotte, North Carolina.~~

~~10. MAXIMUM RATE. Notwithstanding anything to the contrary contained herein, in the event the Series B Preferred shall be deemed to be debt instead of equity, no provisions of this Certificate shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect shall be adjudicated to be so provided in this Certificate or otherwise in connection with the Series B Preferred, the provisions of this paragraph shall govern and prevail, and neither the Corporation nor the successor or assigns of the Corporation shall be obligated to pay the excess amount of such interest, or any other excess sum paid with respect to the Series B Preferred. If, for any reason, interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness deemed to be evidenced by the Series B Preferred; and, if such principal has been paid in full, any remaining excess shall forthwith be paid to the Corporation. In determining whether or not the interest paid or payable exceed the Maximum Rate, the Corporation and the Holder shall, to the extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire term of the indebtedness deemed to be evidenced by the Series B Preferred so that the interest for the entire period does not exceed the Maximum Rate.~~

~~11. DEFINITIONS.~~

~~a. Capitalized terms used in this Certificate and not otherwise defined have the meanings given to those terms in the Series B Stock Purchase Agreement between the Corporation and Blue Ridge Investments, LLC, dated August 30, 1996.~~

~~b. "Additional Amounts" means such amounts, if any, as are necessary to compensate the Holder for any costs incurred by Holder which the Holder determines are attributable, directly or indirectly, to its purchase or holding of the Series B Preferred or any reduction in any amount receivable by the Holder as a holder of the Series B Preferred to the extent such costs and reductions in amount are not reflected in any dividends, fees, reimbursements or other amounts received by the Holder hereunder or under the Stock Purchase Agreement, resulting from (i) an increase (over the dividend rate paid hereunder) in the cost of funding the purchase of the Series B Preferred, or (ii) any Regulatory Change which:~~

~~(A) changes the basis of taxation of any amounts payable generally to NationsBank under Eurodollar loans (other than taxes imposed on the overall net income of NationsBank or its applicable lending office for any of such loans by the jurisdiction in which NationsBank has its principal office or such applicable lending office);~~

~~(B) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, NationsBank (including any of such loans or any deposits referred to in the definition of "Floating Rate" herein); or~~

~~(C) imposes any other condition generally affecting loans by NationsBank or any of such extensions of credit or liabilities or commitments.~~

~~c. "Additional Shares of Common Stock" means all shares of Common Stock issued (or, pursuant to Section 3(d)(ii), deemed to be issued) by the~~

~~corporation after the date of this Certificate, other than shares of Common~~

~~Stock issued or issuable:~~

~~i. upon conversion of shares of Series B Preferred;~~

~~ii. as a dividend or distribution on Series B Preferred;~~

~~iii. in a transaction described in Section 3(d)(v);~~

~~iv. by way of dividend or other distribution on shares of~~

~~Common Stock excluded from the definition of Additional Shares of Common Stock.~~

~~d. "Affiliate" has the meaning given that term in Rule 405~~

~~promulgated by the Securities and Exchange Commission under the Securities Act.~~

~~e. "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Charlotte, North Carolina and (b) with respect to all payments, Conversions, Payment Periods, and notices, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in dollar deposits are carried out in the London interbank market.~~

~~f. "Common Stock" means shares of the Corporation's common stock, par value $0.25 per share, serial common stock, or other securities entitled generally to vote in the election of directors of the Corporation.~~

~~g. "Conversion Date" has the meaning given in Section 3(c).~~

~~h. "Conversion Notice" has the meaning given in Section 3(c). i. "Conversion Price" has the meaning given in Section 3(b).~~

~~j. "Conversion Value" has the meaning given in Section 3(b).~~

~~k. "Convertible Securities" means any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock, except the Series B Preferred.~~

~~l. "Corporation" means AMERCO, a Nevada corporation.~~

~~m. "Excess Equity Offering" means any offer or sale of equity securities of the Corporation or any of its subsidiaries, whether public or private, after the date of this Certificate, other than (i) the offer and sale of Series B Preferred issued to Holder, (ii) the offer and sale by the Corporation of up to $125,000,000 of equity securities in a single transaction occurring on or before March 1, 1997, and (iii) issuances of equity securities to employees of the Corporation or its subsidiaries pursuant to written employee benefit plans existing on the date of this Certificate in the maximum amount permitted under such plans or arrangements on the date of this Certificate.~~

~~n. "Floating Rate" means, for any Payment Period, the rate per annum that is the lesser of (x) the sum of (i) two and one-quarter percent (2.25%), and (ii) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Payment Period for a term comparable to such Payment Period, or if for any reason such rate is not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Payment Period for a term comparable to such Payment Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates, or (y) the Maximum Rate. Dividends shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) during the Payment Period unless such calculation would result in the dividends exceeding the Maximum Rate, in which case dividends shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Notwithstanding the first sentence of this paragraph, if at any time the dividend is limited by the terms of this Certificate to the Maximum Rate, then any subsequent reduction in the Floating Rate shall not reduce the dividend below the Maximum Rate until the aggregate amount of dividends accrued until the aggregate amount of dividends which would have accrued on the Series B Preferred if the dividend specified in the first sentence of this paragraph had at all times been in effect.~~

~~o. "Holder" means the holder or holders of record of the Series B Preferred.~~

~~p. "Interim Payment" means such amount or amounts as shall be sufficient to compensate the Holder for any loss, cost, or expense incurred by the Holder as a result of any payment or prepayment for any reason on a date other than the last day of a Payment Period. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of dividends which otherwise would have accrued on the Conversion Value of the Series B Preferred redeemed from the period from the date of such redemption to the last day of the Payment Period at the applicable rate of dividends for such Series B Preferred provided for herein, over (ii) the interest component of the amount the Holder would have bid in the London interbank market for dollar deposits of leading banks in amounts comparable to the Conversion Value of the Series B Preferred redeemed and with the maturities comparable to the applicable Payment Period.~~

~~q. "Junior Shares" means all classes and series of shares that, by the terms of the Corporation's Articles of Incorporation, or by law, shall be subordinate to the Series B Preferred with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to shareholders upon any liquidation, dissolution or winding-up of the Corporation.~~

~~r. "Liquidation Date" has the meaning given in Section 2(a).~~

~~s. "Maximum Rate" means the maximum rate of non usurious interest permitted from day to day by applicable law, and calculated after taking into account any and all relevant fees, payments, and other charges contracted for, charged or received which are deemed to be interest under applicable law.~~

~~t. "NationsBank" means NationsBank Corporation, a Delaware corporation.~~

~~u. "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, other than the Series B Preferred.~~

~~v. "Parity Shares" means all classes and series of shares that, by the terms of the Corporation's Articles of Incorporation, or by law, shall be on parity with the Series B Preferred with respect to~~

~~the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to shareholders upon any liquidation, dissolution or winding-up of the Corporation.~~

~~w. "Payment Period" means each period commencing on the date any shares of Series B Preferred are first issued or, in the case of each subsequent, successive Payment Period, the last day of the next preceding Payment Period, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Holder may select by written notice to the Corporation at least three days before the commencement of the applicable Payment Period, except that each such Payment Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month)~~

~~shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Payment Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Payment Period which would otherwise extend beyond a Conversion Date, Redemption Date or Liquidation Date shall end on the Conversion Date, Redemption Date or Liquidation Date, as appropriate; and (c) no Payment Period shall have a duration of less than one (1) month. If Holder shall fail to give the Corporation a notice of the length of a Payment Period prior to the end of the then current Payment Period, such Payment Period shall automatically be continued on the last day thereof as Payment Period having a term of one month.~~

~~x. "Picacho" means Picacho Peak Investment Co., a Nevada corporation.~~

~~y. "Redemption Date" has the meaning given in Section 5(c).~~

~~z. Regulatory Change" means any change after the date of this Certificate in United States federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time) or the adoption or making after such date of any interpretations, directives or requests applying to a class of institutions including NationsBank of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.~~

~~aa. "Senior Shares" means all classes and series of shares, including the Corporation's Series A 8(1/2)% Preferred Stock, that, by the terms of the Corporation's Articles of Incorporation, or by law, shall be senior to the Series B Preferred with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to shareholders upon any liquidation, dissolution or winding-up of the Corporation.~~

~~bb. "Series B Common Stock" means the Series B common stock, $0.25 par value per share, of the Corporation.~~

~~cc. "Stock Purchase Agreement" means the Series B Stock Purchase~~

~~Agreement between the Corporation and Blue Ridge Investments, LLC, dated August~~

~~30, 1996.~~

~~CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES C JUNIOR PARTICIPATING PREFERRED STOCK OF AMERCO~~

~~Pursuant to Section 78.1955 of the General Corporation Law of the State of Nevada, AMERCO (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of Sections 78.035 and 78.195 thereof, DOES HEREBY CERTIFY:~~

~~That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, the said Board of Directors on July 13, 1998, adopted the following resolution amending and restating that certain Certificate of Designation of Series C Preferred Stock, and creating a series of Three Million (3,000,000) shares of Preferred Stock designated as Series C Junior Participating Preferred Stock:~~

~~RESOLVED, that pursuant to the authority vested in the Board of directors in accordance with the provisions of its Restated Articles of Incorporation that certain Certificate of Designation of Series C Preferred Stock be and it hereby is amended and restated and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:~~

~~Section 1.     Designation and Amount.~~

~~There shall be a series of the Preferred Stock which shall be designated as the "Series C Junior Participating Preferred Stock," no par value, and the number of shares constituting such series shall be 3,000,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.~~

~~Section 2. Dividends and Distributions.~~

~~(A)  Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series C Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series C Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.25 per share, and shares of Serial Common Stock, par value $0.25, of the Company (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock.  In the event the Company shall at any time after July 13, 1998 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of~~

~~shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.~~

~~(B) The Company shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.~~

~~(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior  Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such  3 shares at the time outstanding.  The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.~~

~~Section 3.  Voting Rights.~~

~~The holders of shares of Series C Junior  Participating Preferred Stock shall have the following voting rights:~~

~~(A) Each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company.  In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.~~

~~(B)  Except as otherwise provided herein, in the Company's Restated Articles of Incorporation or by law, the holders of shares of Series C Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Company.~~

~~(C)  Except as otherwise set forth herein or in the Company's Restated Articles of Incorporation, and except as otherwise provided by law, holders of Series C Junior  Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.~~

~~Section 4. Certain Restrictions.~~

~~(A)  Whenever dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:~~

~~(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;~~

~~(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred 4 Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;~~

~~(iii) except as permitted in Section 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such  parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; and (iv) purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a  parity with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.~~

~~(B)  The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.~~

~~Section 5. Reacquired Shares.~~

~~Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.~~

~~Section 6. Liquidation, Dissolution or Winding Up.~~

~~(A)  Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company ranking prior and superior to the Series C Junior Participating Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior  Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately~~

~~adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all 5 outstanding shares of Series C Junior Participating Preferred Stock and Common Stock, respectively, holders of Series C Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series C Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.~~

~~(B)  In the event there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.  In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.~~

~~(C)  In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.~~

~~Section 7.     Consolidation, Merger, etc.~~

~~In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Junior  Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.~~

~~Section 8. Redemption.~~

~~The shares of Series C Junior Participating Preferred Stock shall not be redeemable.~~

~~Section 9. Ranking.~~

~~The Series C Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the  6 distribution of assets, unless the terms of any such series shall provide otherwise.~~

~~Section 10. Fractional Shares.~~

~~Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock."~~

~~Pursuant to Section 78.1955(4) of the General Corporation Law of the State of Nevada, (a) attached is the original designation, (b) no shares of Series C Junior  Participating Preferred Stock have been issued, and (c) set forth above is the amended and restated designation of the series, the number of the series, and the voting powers, designations, preferences, limitations, restrictions and relative rights of the series.~~

~~IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 4th day of August, 1998.~~

~~By: EDWARD J. SHOEN~~

~~Name:  Edward J. Shoen~~

~~Title:  President~~

~~Attest~~

~~By:  GARY V. KLINEFELTER~~

~~Name:  Gary V. Klinefelter~~

~~Title: Secretary~~

~~State of  Arizona~~

~~County of  Maricopa~~

~~This instrument was acknowledged before me on  __________ (date) by _______________ and _______________, as  President and Secretary of AMERCO. Notary~~

EXHIBIT C

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M61448-TBD

AMERCO
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
August 29, 2013

The stockholder(s) hereby appoint(s) John M. Dodds, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMERCO that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. PDT, on Thursday, August 29, 2013, at the U-Haul International, Inc. Offices, 2721 N. Central Avenue, Phoenix, Arizona 85004, Room 102-South and via webcast at http://www.amerco.com, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 1 THROUGH 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

Proxy card 1 of 2

AMERCO
1325 AIRMOTIVE WAY
SUITE 100
RENO, NV 89502

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M61447-TBD

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERCO

The Board of Directors recommends that you vote FOR proposals 1, 2, 3, 4 and 5.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Edward J. Shoen
02) James E. Acridge*
03) Charles J. Bayer
04) John P. Brogan
05) John M. Dodds*
06) Michael L. Gallagher
07) Daniel R. Mullen
08) James P. Shoen*

* If Proposal 1 is not approved at this meeting, elect only the three nominees noted with an asterisk above, unless authority is withheld as provided above.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Proxy card 2 of 2